UNITED STATES
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STANLEY BLACK & DECKER, INC.

March 6, 2019

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. on April 17, 2019, at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions at the end of this document).

This document includes the Notice of Annual Meeting of Shareholders, a letter from the Chairman of our Board of Directors and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

In our 2018 letter to our shareholders, which is included in our Annual Report, we describe our vision and purpose, strategic initiatives and our financial performance. We are committed to providing our shareholders with long-term value, and we hope that you will find the letter informative. I would like to personally thank you for your continued investment in our Company.

We appreciate and encourage your participation. Whether or not you plan to attend the meeting, your vote is important to us and we hope that your shares will be represented. PLEASE REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

James M. Loree
President and Chief Executive Officer

Letter to Shareholders from the Chairman of our Board

Dear Fellow Shareholder:

Thank you for your investment in Stanley Black & Decker, Inc. In advance of our 2019 Annual Meeting, I wanted to share with you some highlights of the Board’s work during the past year.

Oversight of Company Strategy and Risk

My fellow directors and I believe that one of our most important responsibilities is providing independent oversight of the Company’s short- and long-term business strategy, and at nearly every Board meeting, we discuss progress on management’s execution of the strategy and our commitment to our 22/22 Vision. To assist in our review of the Company’s strategy to achieve long-term value creation, we recently devoted our October 2018 meeting to engaging with senior management and high potential leaders regarding their strategic plans for the next three years. We also pay close attention to enterprise risks, including risks related to culture, human capital and conduct, and oversee the calibration of those risks to maximize the long-term interests of the Company.

Board Composition and Diversity

The Board is collaborative and represents a variety of experiences and viewpoints, enabling us to have informed, frank and objective discussions. Through the Board’s annual self-evaluation process, we pay careful attention to Board composition in order to ensure that we have the right mix of skills, experience and perspectives to oversee the rapidly changing business dynamics and environment in which the Company operates. Over the last three years, we have added three independent directors who are leaders in their fields, balancing their fresh perspectives with the deep institutional knowledge of our more tenured directors. Most recently, in July 2018, we welcomed Dmitri Stockton to the Board. Mr. Stockton is the former Chairman, President and Chief Executive Officer of GE Asset Management. This year, Robert Ryan and Marianne Parrs are retiring from the Board and will not be seeking re-election. We thank them for their significant contributions and many years of service to the Board and our shareholders.

The Board has also focused on refreshing its Committee leadership and has elected Andrea Ayers as the Chair of the Compensation and Talent Development Committee; Patrick Campbell as Chair of the Audit Committee; and Michael Hankin as Chair of the Finance and Pension Committee.

The Board is committed to diversity and inclusion on the Board and throughout the Company. In July 2018, the Board amended the charter of the Corporate Governance Committee to formally confirm our commitment to considering diversity in the process of identifying director candidates.

Corporate Social Responsibility

The Board is directly involved in the oversight of the Company’s corporate social responsibility initiatives. To formalize this oversight role, in July 2018, the Board amended the charter of the Corporate Governance Committee to include responsibility for reviewing the Company’s policies, objectives and practices regarding environmental management, sustainability and corporate social responsibility. The Company has enhanced its communications and disclosures regarding these efforts so that shareholders can better understand how the Company’s corporate social responsibility strategy is integrally tied to business strategy and long-term value creation.

Corporate Governance

The Board understands its responsibility for good governance and strives to make governance changes that align with evolving best practices. For example, in July 2018, we voted to amend the Company’s Bylaws to proactively adopt proxy access, which enables eligible shareholders to nominate candidates for our Board to be included in our proxy statement.

Shareholder Engagement

Because accountability to shareholders is critical to our success, we have developed a broad engagement process to gather year-round feedback and insight from our shareholders. During 2018, we reached out to shareholders representing approximately 43% of our shares outstanding and engaged on topics including board composition and structure, risk management, sustainability, innovation and strategy, as well as our executive compensation program. The Board has incorporated valuable insights from this engagement into its deliberations, and we look forward to continuing our dialogue with our shareholders.

My fellow directors and I value your ongoing support of the Company and thank you for the confidence you have placed in us.

Sincerely,

George W. Buckley
Chairman

OUR 2018 HIGHLIGHTS

WHO WE ARE AND HOW WE OPERATE

Stanley Black & Decker, an S&P 500 company, was founded over 175 years ago, and is a diversified global provider of hand tools, power tools and related accessories, engineered fastening systems and products, services and equipment for oil & gas and infrastructure applications, commercial electronic security and monitoring systems, healthcare solutions, and mechanical access solutions (primarily automatic doors). We are the worldwide leader in tools and storage. We work every day to create the tools that help build and maintain the world. The Company continues to execute a growth and acquisition strategy that involves industry, geographic and customer diversification to foster sustainable revenue, earnings and cash flow growth. The Company remains focused on organic growth, including increasing its presence in emerging markets, and leveraging the STANLEY Fulfillment System (“SFS 2.0”), which focuses on digital excellence, commercial excellence, breakthrough innovation, core SFS operating principles, and functional transformation. In addition, the Company continues to make strides towards achieving its 22/22 Vision of reaching $22 billion in revenue by 2022 while expanding the margin rate, by becoming known as one of the world’s leading innovators, delivering top-quartile financial performance and elevating its commitment to social responsibility.

SFS 2.0 is our operating system and engine for continuous improvement, helping our people drive operational excellence across the business. SFS 2.0 brings a next-generation focus on driving breakthrough innovation, digital excellence, commercial excellence and functional transformation, seeking step-change impact in how we perform as a leading global industrial company.

SFS 2.0: The Evolution of Excellence

OUR VALUE CREATION MODEL

WORLD CLASS BRANDED FRANCHISES WITH SUSTAINABLE STRATEGIC CHARACTERISTICS THAT CREATE EXCEPTIONAL SHAREHOLDER VALUE

**	7%-9% excluding acquisitions | Excludes M&A related charges

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KEY BUSINESS PERFORMANCE HIGHLIGHTS

During 2018, we continued to make significant progress against our strategic priorities:

●	Total revenue was $14.0 billion, up 8% versus the prior year, with 5% organic growth.*
●	The Company’s GAAP diluted EPS was $3.99 compared to $8.05 in 2017. Both periods included acquisition-related and other charges and 2017 included a gain from the divestiture of the majority of the mechanical security business. Excluding these amounts, adjusted diluted EPS was $8.15 in 2018 versus $7.46 in 2017. Despite absorbing approximately $370 million in external headwinds from commodity inflation, foreign currency and new tariffs, the Company was able to achieve adjusted diluted EPS growth of 9% versus the prior year.**

●	Other key long-term performance highlights include:

●	3-year total revenue Compound Annual Growth Rate (“CAGR”) of 7%
●	3-year adjusted diluted EPS CAGR of 11%
●	3-year average organic growth* of +5%
●	142 years of consecutive dividend payments
●	Approximately 50% of capital deployed to shareholders and 50% to M&A activity over the long term

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past 12 months and foreign currency impacts.

**	See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS.

POSITIVE PERFORMANCE RESULTS OVER THE LAST THREE YEARS

*	See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS.

BOARD SKILLS AND QUALIFICATIONS

The Board is committed to diversity and inclusion on the Board and throughout the Company. Most recently, in July 2018, the Board amended the charter of the Corporate Governance Committee to formally confirm its commitment to the consideration of diversity in the process of identifying director candidates. Our Corporate Governance Committee gives serious consideration to the diverse characteristics of our board members and board nominees, and the pool from which we select board nominees, which characteristics may include gender, race, nationality, age, geographic origin and personal, educational and professional experience and skills.

CORPORATE GOVERNANCE HIGHLIGHTS

The Corporate Governance Committee and the Board of Directors review the Board of Director’s Governance Guidelines for possible revision at least once each year, and otherwise consider whether the Company’s policies and procedures should be modified to reflect changes in governance best practices or regulatory updates. The Company’s governance policies include the following best practices:

●Annual election of directors
●Independent Board, other than our Chief Executive Officer
●Appointment of Independent Chairman
●Shareholder-approved director fee cap
●Proactive adoption of proxy access, allowing eligible long-term shareholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the Company’s Proxy Statement
●Mandatory director resignation for failure to receive majority vote in uncontested director elections.
●Meeting of independent directors in executive session at every board meeting

●Policy against hedging or pledging of Company stock applicable to all directors and executive officers
●Recoupment (“clawback”) policy relating to unearned equity and cash incentive compensation of all executive officers
●No shareholder rights (“poison pill”) plan
●Robust stock ownership guidelines for directors and executive officers
●Annual Board and committee self-assessments
●Annual shareholder ratification of independent auditors
●No excise tax gross-ups under change in control agreements with executive officers

SHAREHOLDER ENGAGEMENT EFFORTS

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2018, we reached out to shareholders representing approximately 43% of our shares outstanding to engage with us on a broad range of corporate governance matters including board composition and structure, risk management, sustainability, innovation and strategy, as well as our executive compensation program.

The feedback we received from shareholders was evaluated by management and shared with the Board and the input we received has enabled us to better understand our shareholders’ priorities and evaluate and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices and we have clarified certain disclosures relating to our compensation program, among other matters, as a result of our engagement process. As reflected by the track record of our Say on Pay vote over the past three years, shareholders are generally supportive of our executive compensation programs. In addition, in connection with entering into new change in control agreements with certain named executive officers (“NEOs”) during December 2018, the Compensation Committee made the decision to completely eliminate all excise tax gross-ups from current change in control agreements with executive officers. We are committed to maintaining an open dialogue with our shareholders and a robust engagement program.

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2019 Proxy Summary

This summary highlights information regarding voting proposals contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m., April 17, 2019

Place:	John F. Lundgren Center for Learning and Development
1000 Stanley Drive
New Britain, Connecticut 06053

Record Date:	February 15, 2019

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

●	Election of directors
●	Approve compensation of named executive officers on an advisory basis
●	Approve selection of Ernst & Young LLP as the registered independent public accounting firm for fiscal 2019
●	Approve the Company’s Global Omnibus Employee Stock Purchase Plan (“ESPP”)
●	Transact other business that may properly come before the meeting or any adjournment or postponement thereof

Voting Matters and Vote Recommendation

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH NOMINEE	1
2	Approve Compensation of Named Executive Officers on an Advisory Basis	FOR	59
3	Approve Ernst & Young LLP as the Registered Independent Public Accounting Firm for Fiscal 2019	FOR	60
4	Approve the Company’s Global Omnibus ESPP	FOR	61

Board Nominees

The following table provides summary information about each director nominee (please see “Item 1—Election of Directors” for more information). Under the Company’s Bylaws, and in accordance with the opt-in provisions of the Connecticut Business Corporation Act, a director who receives more “against” than “for” votes in an uncontested election of directors will have his or her term as a director end without any further action by the Board ninety (90) days after the voting results are determined or earlier, if the Board selects a qualified individual to fill the director’s seat. Each director nominee is currently serving as a director and attended at least 75% of all regularly scheduled and special meetings of the Board and the committees on which he or she served during the director nominee’s tenure.

				Committee Memberships
Name	Age	Director Since	Occupation	Exec.	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.
Andrea J. Ayers	55	2014	Former President and Chief Executive Officer, Convergys Corporation					C
George W. Buckley, Chairman	72	2010	Retired Chairman, President and Chief Executive Officer, 3M Company	C
Patrick D. Campbell	66	2008	Retired Senior Vice President and Chief Financial Officer, 3M Company		C
Carlos M. Cardoso	61	2007	Principal of CMPC Advisors LLC			C
Robert B. Coutts	69	2007	Retired Executive Vice President, Electronic Systems, Lockheed Martin Corporation
Debra A. Crew	48	2013	Former President and Chief Executive Officer, Reynolds American Inc.
Michael D. Hankin	61	2016	President and Chief Executive Officer, Brown Advisory Incorporated				C
James M. Loree	60	2016	President and Chief Executive Officer, Stanley Black & Decker, Inc.
James H. Scholefield	57	2017	Executive Vice President and Chief Information and Digital Officer, Merck
Dmitri L. Stockton	55	2018	Retired Chairman, President & Chief Executive Officer, GE Asset Management

Committee composition is as of the date of this Proxy Statement. Committee memberships are indicated in yellow, with Committee Chairs indicated by a C. All directors, other than Mr. Loree, are independent.

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including our commitment to our pay for performance philosophy:

●	We follow a pay for performance philosophy, pursuant to which our employees are incentivized to achieve or exceed objective financial goals established for the Company and deliver superior returns to our shareholders.

●	Our 2018 compensation program reflects this philosophy, as weighted payouts across all performance measures of 95.2%–132.4% of target under the Company’s 2018 Management Incentive Compensation program reflect the Company’s strong operational performance during 2018.

●	Our long-term performance targets are aggressive, as evidenced by the fact that, over the last five years, none of our long-term incentive programs have paid out at maximum.
●	Our pay for performance alignment is strong, with pay opportunity targeted at the market median and realizable pay over the most recently available three-year period for the Chief Executive Officer showing strong alignment with our Total Shareholder Return (“TSR”) performance.

●	In each of the last three years, we received strong shareholder support for our named executive officer compensation (92.9% of votes cast in 2018, 92.8% of votes cast in 2017, and 95.2% of votes cast in 2016).

●	Our compensation programs follow executive compensation best practices, including: no tax gross-ups on severance arrangements entered into after 2010, all existing tax gross-ups have been removed from change in control agreements effective as of December 2018, no tax gross-ups on perquisites, a policy against hedging or pledging of Company stock, and robust stock ownership guidelines for directors and executive officers.

Please see “Item 2—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

Auditors

We ask that the shareholders approve the selection of Ernst & Young LLP as our registered independent public accounting firm for fiscal year 2019. Please see “Item 3—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided in 2017 and 2018.

Approval of Global Omnibus ESPP

The Company is seeking shareholder approval of the Stanley Black & Decker, Inc. Global Omnibus ESPP which was recommended for adoption by the Finance and Pension Committee of the Board on October 17, 2018, and adopted by the full Board on October 18, 2018. Please see “Item 4—Approval of Global Omnibus Employee Stock Purchase Plan” for more information.

2020 Annual Meeting

●

Shareholder proposals submitted for inclusion in our 2020 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us no later than November 7, 2019.

●	Notice of shareholder proposals for the 2020 Annual Meeting of Shareholders, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access, must be delivered to us no earlier than November 7, 2019, and no later than December 7, 2019.

●	Notice with respect to director nominees submitted through proxy access for the 2020 Annual Meeting will not be timely if received at the Company’s principal executive offices before October 8, 2019, or after November 7, 2019.

Please see “Shareholder Proposals for the 2020 Annual Meeting” for more information.

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 6, 2019

To the Shareholders:

The Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (the “Annual Meeting”) will be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2019, at 9:30 a.m. for the following purposes:

(1)	To elect the Board of Directors of Stanley Black & Decker, Inc.;
(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(3)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2019 fiscal year;
(4)	To approve the Company’s Global Omnibus Employee Stock Purchase Plan; and
(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 15, 2019, are entitled to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 17, 2019: This Proxy Statement, together with the Form of Proxy and our Annual Report, are available free of charge at http://www.edocumentview.com/SWK.

Janet M. Link Secretary

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 17, 2019, ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2019 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after November 9, 2018, and no later than December 9, 2018. The Company has received no such notice. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 6, 2019.

ITEM 1—ELECTION OF DIRECTORS

At the 2019 Annual Meeting, the shareholders will be asked to elect all of the nominees set forth below to the Board of Directors. Each director, if elected, will serve until the 2020 Annual Meeting and until the particular director’s successor has been elected and qualified.

The Board of Directors recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

ANDREA J. AYERS, former President and Chief Executive Officer of Convergys Corporation, has been a director of the Company since December 2014.

Ms. Ayers served as President and Chief Executive Officer of Convergys Corporation from November 2012 through October 2018, and a director of Convergys from October 2012 through October 2018. From 2008 to 2012, Ms. Ayers served as President of Convergys Customer Management Group Inc., and from 2010 to 2012, Ms. Ayers also served as Chief Operating Officer of Convergys Customer Management Group Inc.

Ms. Ayers is 55 years old and is Chair of the Compensation and Talent Development Committee and a member of the Finance and Pension Committee.

Ms. Ayers had a significant role in the transformation of Convergys from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide. She has expertise in multi-channel customer experience, customer management analytics and technology. Ms. Ayers’ experience and expertise provide a valuable resource to the Board and management.

GEORGE W. BUCKLEY, retired Chairman, President and Chief Executive Officer of 3M Company, was elected Chairman of the Board effective January 1, 2017, and has been a director of the Company since March 2010. Mr. Buckley also served on the Board of The Black & Decker Corporation from 2006 until 2010. From April 2015 through December 2016, he served as Lead Independent Director of the Board.

Mr. Buckley served as Chairman, President and Chief Executive Officer of 3M Company from December 2005 until May 2012. From 1993 to 1997, Mr. Buckley served as the Chief Technology Officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. As noted above, he was elected Chairman, President and Chief Executive Officer of 3M Company in December 2005. Mr. Buckley serves as Chairman of Smiths Group plc, a director of Hitachi Ltd. and a director of PepsiCo Inc. Within the past five years, Mr. Buckley has served on the board of 3M Company.

Mr. Buckley is 72 years old and is our Chairman of the Board, and also serves as Chair of the Executive Committee and a member of the Audit Committee and the Compensation and Talent Development Committee.

As the former Chairman, President and Chief Executive Officer of 3M Company, Mr. Buckley provides the Board with the expertise and knowledge of managing a large, multi-national corporation. This knowledge, combined with his prior experience as the Chief Executive Officer of Brunswick Corporation and his expertise related to technology-driven manufacturing, provides a valuable resource to the Board and management.

PATRICK D. CAMPBELL, retired Senior Vice President and Chief Financial Officer of 3M Company, has been a director of the Company since October 2008.

Mr. Campbell served as Senior Vice President and Chief Financial Officer of 3M Company from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance–related positions during his 25-year career with that company. Mr. Campbell is currently Chairman of the Board of Directors of Newell Brands Inc., a director of SPX Flow, Inc. and of Herc Holdings, Inc.; within the past five years, he has served as a director of SPX Corporation.

Mr. Campbell is 66 years old and is Chair of the Audit Committee, as well as a member of the Compensation and Talent Development Committee and the Executive Committee.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for five years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a valuable resource for the Board and management.

CARLOS M. CARDOSO, Principal of CMPC Advisors LLC, has been a director of the Company since October 2007.

Mr. Cardoso joined CMPC Advisors LLC in January 2015. Prior to that, he served as Chairman of Kennametal, Inc. from January 2008 until December 2014 and as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003. Mr. Cardoso is currently Chairman of the Board of Directors for Garrett Motion Inc., and also serves as a director of Hubbell Incorporated.

Mr. Cardoso is 61 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee and the Executive Committee.

As Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faced the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

ROBERT B. COUTTS, retired Executive Vice President, Electronic Systems of Lockheed Martin Corporation, has been a director of the Company since July 2007.

Mr. Coutts served as an Executive Vice President of Lockheed Martin Corporation from 1999 through 2008, first as Executive Vice President, Systems Integration from 1999 to 2003, and then as Executive Vice President, Electronic Systems from 2003 to 2008. While at Lockheed Martin, Mr. Coutts also served as Chairman of Sandia National Laboratories. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc., and of Siemens Government Technologies, Inc. Within the past five years, Mr. Coutts has served on the board of Pall Corporation.

Mr. Coutts is 69 years old and is a member of the Compensation and Talent Development Committee and the Corporate Governance Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, program management, supply chain management, technology and government contracting that is of value to the Board as the Company continues to improve its global manufacturing operations and sourcing. He also has cyber technology experience through many of the contracts he managed for and with the United States Government, which makes him a valuable resource for the Board and management.

DEBRA A. CREW, former President and Chief Executive Officer, Reynolds American Inc., has been a director of the Company since December 2013.

Ms. Crew served as President and Chief Executive Officer of Reynolds American Inc. from January 2017 to December 2017. Prior to that, she served as President and Chief Commercial Officer of R. J. Reynolds Tobacco Co. from October 2014 to October 2015 and as President and Chief Operating Officer of the company effective October 2015 to December 2016. Before joining R.J. Reynolds Tobacco, Ms. Crew served as President and General Manager, PepsiCo North America Nutrition from August 2014 to September 2014, as President, PepsiCo Americas Beverages from August 2012 through August 2014 and as President, Western European Region of PepsiCo Europe from April 2010 through August 2012. Prior to her tenure with PepsiCo, Ms. Crew held positions of increasing responsibility at Kraft Foods, Nestlé S.A. and Mars, Inc. from 1997 to 2010. From 1993 to 1997, Ms. Crew served as a captain in the United States Army, in military intelligence. Ms. Crew served as a director of Reynolds American from January 2017 until July 2017, when Reynolds American became an indirect, wholly-owned subsidiary of British American Tobacco p.l.c. Ms. Crew also serves as a director of Mondelez International, Inc. and Newell Brands Inc.

Ms. Crew is 48 years old and is a member of the Corporate Governance Committee and the Finance and Pension Committee.

Ms. Crew brings to the Board an impressive record of success with leading global consumer products companies as well as a broad range of experience in marketing, operations and strategy. Ms. Crew’s global perspective, combined with proven commercial capabilities and exposure to world-class innovation planning processes, make her a valuable resource for the Board and management.

MICHAEL D. HANKIN, President and Chief Executive Officer, Brown Advisory Incorporated, has been a director of the Company since April 2016.

Mr. Hankin has served as Chief Executive Officer of Brown Advisory Incorporated since 1998, when the firm was acquired from Alex Brown & Sons by a group of employees. From 1993 to 1998, Mr. Hankin served as Executive Vice President and Chief Operating Officer of Alex Brown Investment Advisory & Trust Company, a subsidiary of Alex Brown Incorporated, where he helped create the business that became Brown Advisory. Prior to that, Mr. Hankin was a partner at Piper & Marbury (now DLA Piper), where he specialized in business and tax law. Mr. Hankin is a director of Brown Advisory Incorporated and its affiliated companies, including Brown Advisory Funds.

During Mr. Hankin’s tenure as Chief Executive Officer of Brown Advisory Incorporated, the firm has grown from a company with approximately $1.5 billion in client assets to a company with over $65 billion in client assets and has expanded its operations throughout the United States and in the U.K., Europe, South America and Asia.

Mr. Hankin is 61 years old and is a member of the Audit Committee and Chair of the Finance and Pension Committee.

Mr. Hankin’s experience building and running a successful, complex and diverse global financial company, his familiarity with financial and investment planning and analysis, his understanding of capital structure and valuation issues, and his experience with cybersecurity make him a valuable resource for the Board and management.

JAMES M. LOREE, President and Chief Executive Officer of the Company, has been a director of the Company since July 2016.

Mr. Loree joined the Company in July 1999 as Vice President, Finance and Chief Financial Officer. He was named Executive Vice President and Chief Financial Officer in September 2002, Executive Vice President and Chief Operating Officer in January 2009, President and Chief Operating Officer in January 2013, and President and Chief Executive Officer of the Company in July 2016. Before he joined the Company, Mr. Loree held positions of increasing responsibility in financial and operating management in industrial businesses, corporate and financial services at General Electric from 1980 to 1999. Mr. Loree served on the board of Harsco Corporation from 2010 to 2016 and as Chair of Harsco’s Audit Committee for three years during that period. Mr. Loree currently serves on the board of Whirlpool Corporation.

Mr. Loree is 60 years old and is a member of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Loree provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Loree’s service on the Board and as Chief Executive Officer of the Company provides seamless continuity of leadership for the Board and management.

JAMES H. SCHOLEFIELD, Executive Vice President and Chief Information and Digital Officer of Merck, has been a director of the Company since October 2017.

Currently, Mr. Scholefield is responsible for leading all aspects of Merck’s information technology and digital strategy, including developing and implementing new and emerging technologies and capabilities to drive efficiencies and growth, as well as developing and implementing the digital strategy roadmap.

As the Global Chief Information Officer of NIKE, Inc., from June 2015 through October 2018, he led the company’s enterprise technology strategy, where he delivered innovative solutions to support the company’s business growth. Mr. Scholefield served as the Chief Technology Officer for The Coca-Cola Company from November 2010 to June 2015. There he was responsible for the organization’s IT strategy, tech operations and technology engineering. Before joining Coca-Cola, Mr. Scholefield held IT leadership roles at Northern Trust, Ford Motor Company and Procter & Gamble.

Mr. Scholefield is 57 years old and is a member of the Audit Committee and the Corporate Governance Committees.

Mr. Scholefield’s expertise in the digitization and technology space, which spans both consumer products and automotive industries, is of tremendous value to the Company. His familiarity with cybersecurity issues is also of value as the Company expands its digital presence in marketing and product development.

DMITRI L. STOCKTON, former Chairman, President & Chief Executive Officer of GE Asset Management, has been a director of the Company since July 2018.

Mr. Stockton was previously with GE Asset Management, a global asset management firm with nearly $120 billion in assets under management focused on private equity, real estate, fixed income, active equities and hedge fund investing. He retired from GE after the successful sale of GE Asset Management to State Street.

Mr. Stockton spent a total of 30 years with GE and was one of approximately 20 Corporate Senior Vice Presidents that served on the Company’s Corporate Executive Council. During his tenure, he lived and worked abroad for a decade of his career in three different countries. He led businesses across 26 global markets with approximately 40,000 employees in his final assignment internationally.

Mr. Stockton earned a bachelor’s degree in Accounting from North Carolina Agricultural and Technical State University, and currently serves as a director on the boards of Deere & Company, Ryder Systems Inc., and Target Corporation.

Mr. Stockton is 55 years old and is a member of the Audit Committee and the Corporate Governance Committee.

Mr. Stockton’s global experience, his familiarity with financial planning and analysis, real estate and investment strategy, as well as his understanding of capital structures, make him a valuable resource for the Board and management.

Board of Directors

Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, the diversity of the then-current board and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its shareholders. The Corporate Governance Committee may also consider recommendations from third-party search firms, whose function is to assist in identifying qualified candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Corporate Governance Committee considers a potential nominee or director’s:

●	integrity and demonstrated high ethical standards;

●	experience with business administration processes and principles;

●	ability to express opinions, raise difficult questions, and make informed, independent judgments;

●	knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, manufacturing, technology, global operations or corporate strategy, among others);

●	ability to devote sufficient time to prepare for and attend Board meetings;

●	willingness and ability to work with other members of the Board in an open and constructive manner;

●	ability to communicate clearly and persuasively; and

●	diversity with respect to other characteristics, which may include, gender, age, ethnicity, race, nationality, skills and experience.

Shareholder Nomination Process. Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary, Stanley Black & Decker, 1000 Stanley Drive, New Britain, CT 06053 and should submit the following information:

(i)	the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,

(ii)	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person,

(iii)	a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder,

(iv)

such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected,

(v)	a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to make such nomination,

(vi)

a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Code of Business Ethics and Board of Director’s Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, and

(vii)

a completed and duly executed written questionnaire with respect to the background of the nominating shareholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request).

Shareholders wishing to nominate a director should follow the specific procedures set forth in the Company’s Bylaws.

Proxy Access. In July 2018, our Board amended the Company’s Bylaws to permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding common stock of the Company continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 6, of the Company’s Bylaws. Under that Section, the required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least 120 days but no more than 150 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting.

Qualifications of Directors and Nominees. The Board is committed to maintaining a diverse and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide a fresh, holistic approach to the Company’s business model as a whole. Over the years, the Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members.

The Board is committed to diversity and inclusion at the Board level and throughout the Company. In July 2018, the Board amended the charter of the Corporate Governance Committee to formally confirm its commitment to the consideration of diversity in the process of identifying director candidates. Specifically, the charter provides that members of the Corporate Governance Committee will take reasonable steps to include diverse candidates with respect to gender, ethnicity, race, nationality, age, skills and experience in the context of the needs of the Board in the pool of potential candidates under consideration.

The Corporate Governance Committee and the Board carefully considered the qualifications, skills and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background and experience that are represented on our Board:

Skills and Experience
Active Executive experience provides current insight into the best practices and challenges of leading a complex organization.							X	X	X
CEO experience provides insight into leading a complex organization like ours with transparency and integrity.	X	X		X		X	X	X		X
Public Company/Corporate Governance furthers our goals of transparency, protection of shareholder interests and implementation of best practices in corporate governance.	X	X	X	X	X	X	X	X	X	X
Corporate Social Responsibility experience is important in managing risk and furthering long-term value creation for shareholders by operating in a sustainable and responsible manner.	X	X					X	X
Digital experience is relevant to understanding and evaluating the Company’s efforts in areas such as e-commerce and data and analytics.	X							X	X
Finance/Capital Allocation experience enables effective monitoring of the Company’s financial reporting and control environment, assessment of its financial performance, oversight of mergers and acquisitions, and ensuring appropriate shareholder return.	X	X	X	X			X	X		X
Legal/Regulatory/Government Affairs experience enhances understanding of legal matters and public policy issues.						X	X
Human Capital experience is relevant to effective review of our efforts to recruit, retain and develop top talent.	X	X	X	X	X	X	X	X		X
Product Development experience provides insight into ideation, research and development, and commercialization of products and services.		X		X	X	X		X
Manufacturing/Logistics/Supply Chain experience enhances the Board’s ability to oversee cost-effective, technology-driven manufacturing and logistics processes.		X		X	X	X		X
Global Operations experience facilitates assessment of the Company’s complex, international operations.	X	X	X	X	X	X	X	X	X	X
M&A and Corporate Strategy experience provides insight into assessing M&A opportunities for a strategic fit, strong value creation potential and clear execution capacity.	X	X	X	X	X	X	X	X		X
Risk Management experience is important to the identification and mitigation of significant risks.	X	X	X	X		X	X	X	X	X
Innovation/Technology/Cybersecurity experience enhances the Board’s ability to appraise our progress in executing the strategy of becoming known as one of the world’s leading innovators.	X	X	X	X	X	X	X	X	X
Sales/Marketing/Brand Management experience provides insights into the sales and marketing process and increasing the perceived value of our brands in the marketplace.						X		X

Director Tenure and Age and Board Refreshment. The tenure of our Board members ranges from less than a year to more than 10 years, with half of the members joining the Board within the last five years. Our Board members reflect a wide age range, providing a range of experience and expertise. See more information below:*

*	Data includes years of service on the Board of The Black & Decker Corporation for George W. Buckley.

Corporate Governance

Board Leadership Structure. Effective January 1, 2017, the Company eliminated the position of Lead Independent Director and appointed George W. Buckley, a non-management director, as Chairman. Under the terms of the Company’s Bylaws and Corporate Governance Guidelines, the Chairman presides at all meetings of the Board at which he is present and, jointly with the Chief Executive Officer, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. If the Chairman is not present, the directors present will designate a person to preside.

Stock Ownership Policy for Non-Employee Directors and Executive Officers. The Company’s Bylaws require directors to be shareholders. The Board maintains a Stock Ownership Policy for Non-Employee Directors, a copy of which can be found on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading). Pursuant to that policy, non-employee directors are required to acquire shares having a value equal to 500% of the annual cash retainer within five years of becoming a director, and are expected to maintain such ownership level during their tenure in accordance with the policy. Directors are expected to defer their fees in the form of Company common stock until they have met this requirement. For more information about the stock ownership policy for executive officers, please see the “Executive Officer Stock Ownership Policy” section of this Proxy Statement.

Meetings. The Board of Directors met eight times during 2018. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive	1
Audit	4
Corporate Governance	4
Finance and Pension	3
Compensation and Talent Development	4

The members of the Board serve on the committees described in their biographical material on pages 2-5 (see also the summary chart on page vii). In 2018, no incumbent director attended fewer than 75% of the aggregate of the total number of board of director meetings and committees on which the incumbent director served. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all but one of the then-serving members of the Board of Directors attended the 2018 Annual Meeting.

Director Independence. The Board of Directors has adopted Director Independence Guidelines which are available free of charge on the “Corporate Governance” section of the Company’s website (which appears under the “Investors” heading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all Director nominees standing for election, except Mr. Loree, are independent according to the Director Independence Standards, the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance, Compensation and Talent Development and Finance and Pension Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading) or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Our Board administers its strategic planning and risk oversight function as a whole and through its Board committees. The following describes the role of our Board committees:

Executive Committee

Exercises the delegated powers of the Board of Directors during intervals between meetings of the Board; however, does not have the power to declare dividends or to take actions reserved by law to the Board of Directors.

Audit Committee

Has sole authority to appoint or replace the Company’s independent auditing firm and is directly responsible for the compensation, terms of engagement, oversight and evaluation of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee also:

●reviews the scope of the audit with the independent auditors and the internal auditing department,

●approves in advance audit and non-audit services,

●reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies,

●considers regular rotation of the Company’s independent auditing firm and ensures regular rotation of the lead partner in accordance with SEC rules requiring replacement at least once every five years,

●meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee,

●reviews related party transactions, and

●oversees the Company’s risk management and risk policies.

The Board of Directors also has determined that Patrick D. Campbell, Michael D. Hankin and Dmitri L. Stockton all meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards.

Ernst & Young LLP (“Ernst & Young”) is the Company’s independent auditing firm. The Audit Committee reviewed its relationship with Ernst & Young, considered Ernst & Young’s independence, including whether there exist any potential conflicts of interest, and determined that the continued engagement of Ernst & Young did not raise any conflict of interest or other concerns that would adversely impact Ernst & Young’s independence.

Corporate Governance Committee

Considers candidates and makes recommendations to the Board of Directors as to Board membership as well as:

●evaluates input from shareholders and third-party search firms concerning potential candidates,

●recommends directors for Board committee membership and committee chairs, and recommends director compensation,

●leads the review and assessment of and recommends any changes to the Company’s corporate governance guidelines,

●oversees the annual evaluation of Board performance,

●reviews shareholder proposals and makes recommendations to the Board,

●reviews the Company’s policies, objectives and practices with respect to environmental management, sustainability and corporate social responsibility, and

●approves policy guidelines on charitable contributions.

The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.”

Compensation and Talent Development Committee

Has overall responsibility for the Company’s compensation strategy, plans, policies and programs, including:

●conducting, with the assistance of its independent compensation consultant and other advisors, on-going evaluations of existing executive compensation programs,

●evaluating and making recommendations to the Board regarding compensation plans, policies and programs of the Company as they affect the CEO and the senior executives,

●reviewing the operation and structure of the Company’s compensation programs,

●administering the Company’s executive compensation plans, and

●overseeing the Company’s talent development strategy.

No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and processes followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described on page 19 under the heading “Compensation Discussion & Analysis.”

The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as an independent compensation consultant to advise the Compensation Committee. A representative of Pay Governance was present at all of the meetings of the Compensation Committee in 2018. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor conflicts of interest and independence. The Compensation Committee has sole authority to retain or terminate Pay Governance as its independent compensation consultant and to approve its fees and other terms of engagement.

Finance and Pension Committee

Advises in major areas concerning the finances of the Company, including:

●reviewing management’s administration of retirement plans and approving amendments to retirement plans and related trusts,

●analyzing and advising on fundamental corporate changes in capital structure,

●advising and assisting in matters such as short-term investments, credit liabilities, interest rate hedges, swaps and other similar transactions, and

●reviewing the Company’s enterprise risk management process.

Executive Sessions and Communications with the Board. Pursuant to the Corporate Governance Guidelines, the non-employee directors meet in executive session at the end of each Board meeting. The Chairman presides over these meetings. Shareholders or others wishing to communicate with the Chairman, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

Code of Business Ethics. The Company has adopted a Code of Business Ethics applicable to all of its directors, officers and employees worldwide and a Code of Ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading) or otherwise upon written request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company regularly provides directors with continuing education on a variety of topics by outside speakers and management. In 2018, subjects covered with Board members included, among other topics, current trends in corporate governance, cybersecurity and social responsibility. In addition, the Company provided all directors with a subscription to Agenda, a weekly corporate publication that focuses on governance issues of interest to directors of public companies. The Corporate Governance Committee encourages directors to periodically attend outside workshops and seminars regarding corporate governance and other topics.

Risk Oversight

As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that details, among other topics, the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including cybersecurity risk, and the Company’s risk assessment and risk management policies. Our Finance and Pension Committee reviews our enterprise risk management process. In addition, the full Board reviews the Company’s risk management program and its adequacy to safeguard the Company against extraordinary liabilities or losses on at least an annual basis. The Board is committed to having individuals experienced in risk management on the Audit Committee, as well as on the full Board.

Related Party Transactions

Pursuant to the Company’s Code of Business Ethics, employees, officers and directors are required to bring any potential conflict of interest, including any proposed related party transaction involving directors, officers, nominees for directors or a 5% shareholder of the Company, or an otherwise “related person” as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), to the attention of the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determines whether the transaction or relationship constitutes a Related Party Transaction, or should otherwise be reviewed by the Audit Committee. The Audit Committee is responsible for the review, approval or ratification of Related Party Transactions and may, in its discretion, approve, ratify or take other action with respect to a transaction.

The Company maintains a business relationship with Replacement Parts, Inc. (“RPI”), which purchased approximately $188,000 in products and services from one of the Company’s subsidiaries in 2018. In April 2018, Mr. Robert Raff, President of STANLEY Security, became an executive officer of the Company. In November 2018, jointly with his siblings, Mr. Raff inherited interests in a trust holding equity of RPI. These interests, together with Mr. Raff’s direct ownership in RPI, constitute an ownership interest of approximately 14% of the equity of RPI. Mr. Raff is also an independent director of RPI.

The Company’s relationship with RPI began in the ordinary course of business prior to Mr. Raff’s becoming an executive officer of the Company and is, and will continue to be, conducted on arm’s-length terms and conditions.

Corporate Social Responsibility Strategy and Goals

Our social responsibility strategy and business strategy are interdependent and an area of significant Board focus. Through these strategies, we aim to become a leading purpose-driven company recognized for inspiring makers and innovators to create a more sustainable world. This will drive innovation with impact and support us in delivering top-quartile performance going forward. We believe this focus is in the best interests of our shareholders.

The Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding environmental management, sustainability and corporate social responsibility. The leaders responsible for these efforts make regular presentations to the Committee regarding the Company’s execution on its strategy in these areas.

Our 2030 Corporate Social Responsibility (CSR) Strategy is designed to bring our Company’s purpose to life. The three pillars of the strategy are: Empower Makers, Innovate with Purpose and Create a More Sustainable World. We have set goals for ourselves in these areas. For instance, by 2030, we hope to enable 10 million creators and makers to thrive in a changing world. In this age when industrial and technological innovations are rapidly changing the nature of work, we want to help employees and communities to gain the skills and expertise needed to create jobs, revitalize communities and build a better world for all by supporting STEAM (Science, Technology, Engineering, the Arts and Mathematics) education, vocational and trade skills and Makerspaces, and promote employee career mobility. In addition, by 2030, we also hope to innovate our products to enhance the lives of 500 million people and meet underserved societal needs, while improving the lifecycle impact of our products and sourcing on the environment and reducing supply chain emissions by 35%. Finally, we are creating a more sustainable world by becoming carbon-positive, eliminating landfilling, and reducing water use in water-stressed and scarce areas. This holistic approach considers all life-cycle stages including material procurement from supply chain partners, product design, manufacturing, distribution and transportation, product use, product service and end-of-life.

Using 2015 as a baseline, we set five-year measurable goals to reduce adverse impacts on our people and our planet while improving the sustainability of our products. We have maintained our ECOSMART™ commitment to reduce our environmental impacts by 20% by 2020. With respect to people, our goal is to have zero life-changing injuries by 2020. From an environmental perspective, we are working to reduce operational energy consumption, operational water consumption, operational waste generation and carbon emissions by 20%. We report our progress each year in our annual sustainability report. We believe we are currently on track to meet our 2020 goals.

In addition, we continue to advance our commitment to the communities where we live and work through philanthropic efforts such as donating the time of our people or participating in tool-sharing programs in connection with local disasters or emergencies. These are just some of the steps we have taken to work toward our goal of becoming a more purpose-driven organization, and we look forward to advancing this goal over the coming years with the support of our customers and our shareholders.

The Company has been recognized for its sustainability progress through its inclusion in the Dow Jones Sustainability North America Index for eight consecutive years, and in 2018 for the first time was included in the Dow Jones World Leader’s Index. The Company has been designated as a global leader by the Carbon Disclosure Project for six consecutive years, and in 2017 was ranked as one of Barron’s 100 Most Sustainable Companies.

To learn more about our sustainability efforts, please visit our website and view our annual sustainability reports at https://www.stanleyblackanddecker.com/social-responsibility/our-mission.

Director Compensation

The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to the Board for approval. The Corporate Governance Committee periodically reviews director compensation against market data. Based on that review, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its non-employee directors is appropriate, and provides its recommendation to the full Board. During 2018, the Corporate Governance Committee reviewed an analysis of director compensation provided by Pay Governance and determined that non-employee director pay is currently aligned with the market median. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation.

The compensation paid by the Company to its directors who are not employees of the Company or any of its subsidiaries consists of:

●	an annual retainer of $125,000;

●	a grant of Restricted Stock Units (“RSUs”) pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors valued, at the time of grant, at $140,000; and

●	an allowance of up to $10,000 per year for Company products, as well as installation of a security system with a value of up to $50,000 and annual security monitoring with a value up to $3,000 for the Chairman of the Board.

The Company pays additional fees to the non-employee directors who chair the Board and Committees as follows:

●	Chairman of the Board: quarterly grants of RSUs, with each grant valued at $50,000 on the date of grant;

●	Audit Committee and Compensation Committee Chairs: annual fee of $20,000; and

●	Corporate Governance Committee and the Finance and Pension Committee Chairs: annual fee of $15,000.

In connection with approving the Stanley Black & Decker 2018 Omnibus Award Plan (the “2018 Omnibus Award Plan”), the Board approved a cap of $750,000 as the maximum total compensation (including the grant date fair value of equity awards, as well as cash retainer fees) that may be paid to any non-employee director in any single fiscal year. The purpose of approving this cap was to establish clear guidelines as to the maximum value of compensation that can be paid to non-employee directors during any single fiscal year, but no changes were made to our non-employee director compensation program as a result of establishing this cap. The cap does not represent an increase in non-employee director compensation pay opportunities and the Board intends to continue to provide compensation to our non-employee directors that is consistent with market norms and peer group companies.

Non-employee directors may defer any or all of their fees in the form of Company common stock or as cash accruing interest at the five-year Treasury bill rate.

Director Compensation Table

The compensation paid to each of the Company’s non-employee directors during 2018 is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Andrea J. Ayers	125,000	140,000	0	0	0	0	265,000
George W. Buckley	125,000	340,000	0	0	0	10,000	475,000
Patrick D. Campbell	145,000	140,000	0	0	0	2,652	287,652
Carlos M. Cardoso	140,000	140,000	0	0	0	49,922	329,922
Robert B. Coutts	125,000	140,000	0	0	0	26,223	291,223
Debra A. Crew	125,000	140,000	0	0	0	10,416	275,416
Michael D. Hankin	125,000	140,000	0	0	0	40,460	305,460
Marianne M. Parrs	145,000	140,000	0	0	0	9,574	294,574
Robert L. Ryan	140,000	140,000	0	0	0	25,760	305,760
James H. Scholefield	125,000	140,000	0	0	0	2,793	267,793
Dmitri L. Stockton	57,277	0	0	0	0	20,000	77,277

Footnote to Column (b) of Director Compensation Table:
The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors. Mr. Buckley defers his fees in the form of cash. Seven of the directors defer their fees in the form of Company Common Stock. The grant date fair value associated with shares deposited to directors’ Deferred Compensation Accounts during 2018 pursuant to their deferral elections, determined in accordance with FASB Codification Topic 718—Stock Compensation, was as follows: Ms. Ayers, $125,000; Mr. Campbell, $145,000; Ms. Crew, $125,000; Mr. Hankin, $125,000; Mr. Ryan, $140,000; Mr. Scholefield, $125,000; and Mr. Stockton, $57,277.

Footnote to Column (c) of Director Compensation Table:
The amount set forth in column (c) reflects the grant date fair value of 893 RSUs, with dividend equivalent rights, which were granted to each director on April 19, 2018. In the case of Mr. Buckley, the figure also reflects additional quarterly RSU grants valued at $50,000 each for his service as Chairman. These RSUs are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Company common stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. The aggregate grant date fair value associated with the 2018 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was $1,600,000.

Footnote to Column (g) of Director Compensation Table:
The amount set forth in column (g) reflects: (i) the incremental cost to the Company of providing products to the directors under the Directors Product Program; and (ii) amounts the Company contributed under its Matching Gift Program to match charitable contributions made by directors. Matching Gift payments made by the Company during 2018 were attributable as follows: Mr. Cardoso, $40,000; Mr. Coutts, $20,000; Ms. Crew, $10,000; Mr. Hankin, $35,000; Ms. Parrs, $6,000; Mr. Ryan, $20,000 and Mr. Stockton, $20,000. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company; pursuant to that Program, the Company matches up to $20,000 of total gifts made by a participant to qualified charitable organizations, and is reported in the proxy in the year the Company disbursed the funds. As a result, the Company match may exceed $20,000 in a particular fiscal year.

Director Equity Award Table

The aggregate number of stock awards outstanding at fiscal year-end for each non-employee director is as follows:

Name	Aggregate Stock-Related Awards Outstanding (#)
Andrea J. Ayers	4,395
George W. Buckley	15,435
Patrick D. Campbell	14,629
Carlos M. Cardoso	16,629
Robert B. Coutts	16,629
Debra A. Crew	5,971
Michael D. Hankin	3,104
Marianne M. Parrs	16,629
Robert L. Ryan	12,629
James H. Scholefield	893
Dmitri L. Stockton	0

Footnote to Director Equity Award Table:
The Aggregate Stock-Related Awards reported in the table above are RSUs awarded under the Company’s Restricted Stock Unit Plan for Non-Employee Directors. The terms of these awards are described above in footnote (c) to the Director Compensation Table. Non-employee directors are not eligible to receive stock options under the Company’s existing equity plans.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of February 15, 2019, except as shown in this table.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership		(4) Percent of class
Common Stock $2.50 par value	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,723,341	(8,221,264 sole voting power; 0 shared voting power; 9,723,341 sole dispositive power; 0 shared dispositive power)	6.4%

Common Stock $2.50 par value	JP Morgan Chase & Co. 270 Park Avenue New York, NY 10017	10,819,755	(9,538,774 sole voting power; 44,801 shared voting power; 10,727,319 sole dispositive power; 87,742 shared dispositive power)	7.1%

Common Stock $2.50 par value	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,221,385	(175,986 sole voting power; 31,418 shared voting power; 12,016,716 sole dispositive power; 204,669 shared dispositive power)	8.09%

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before February 15, 2019.

Security Ownership of Directors and Officers

Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of February 15, 2019, the executive officers, nominees, and directors as a group owned beneficially 1.03% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 15, 2019, with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 37, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

Name	Common Shares Owned		Percent of Class Owned
Donald Allan, Jr.	262,408	(1)(2)(6)	*
Jeffery D. Ansell	90,952	(1)(4)	*
Andrea J. Ayers	4,350	(3)	*
George W. Buckley	15,351		*
Patrick D. Campbell	18,052	(3)	*
Carlos M. Cardoso	14,536	(3)	*
Robert B. Coutts	18,673	(3)	*
Debra A. Crew	5,927	(3)	*
Michael D. Hankin	4,710	(3)	*
James M. Loree	751,015	(1)(2)(4)	*
Marianne M. Parrs	8,631	(3)(5)	*
Jaime A. Ramirez	81,225	(1)(4)	*
Robert L. Ryan	14,962	(3)(5)	*
James H. Scholefield	1,055	(3)	*
Dmitri L. Stockton	436	(3)	*
John H. Wyatt	127,177	(1)(2)	*
Directors, nominees and executive officers as a group (19 persons)	1,556,710	(1)–(6)	1.03%

*	Less than 1%
(1)

Includes shares that may be acquired through the exercise of stock options on or before April 16, 2019 as follows: Mr. Allan, 93,750; Mr. Ansell, 53,750; Mr. Loree, 358,349; Mr. Ramirez, 67,500; Mr. Wyatt, 56,250; and all executive officers as a group, 690,918. Includes net after-tax shares delivered on February 25, 2019, pursuant to the Company’s 2016 – 2018 performance award program as follows: Mr. Allan, 6,949; Mr. Ansell, 6,790; Mr. Loree, 16,758; Mr. Ramirez, 3,607; Mr. Wyatt, 4,138; and all executive officers as a group, 43,649.

(2)

Includes stock options that would vest upon retirement prior to April 16, 2019 as follows: Mr. Allan, 61,250; Mr. Loree, 245,850; Mr. Wyatt, 36,250; and all executive officers as a group, 384,809. Includes RSUs that would vest upon retirement prior to April 16, 2019 as follows: Mr. Allan, 26,574; Mr. Loree, 34,128; Mr. Wyatt, 6,819; and all executive officers as a group, 75,396.

(3)

Includes the share accounts maintained by the Company for those of its directors who have deferred director fees in the form of Company common stock as follows: Ms. Ayers, 4,350; Mr. Campbell, 18,052; Mr. Cardoso, 14,536; Mr. Coutts, 18,673; Ms. Crew, 5,927; Mr. Hankin 2,553; Ms. Parrs, 4,631; Mr. Ryan, 12,901; Mr. Scholefield, 1,055; Mr. Stockton, 436; and all directors as a group, 83,114.

(4)

Includes shares held as of February 15, 2019 under the Company’s savings plan (the Stanley Black & Decker Retirement Account Plan), as follows: Mr. Ansell, 1,373; Mr. Loree, 735; Mr. Ramirez, 5, and all executive officers as a group, 3,394.

(5)	Includes shares held through revocable trusts as follows: Mr. Ryan, 2,061; and shares held through Grantor Retained Annuity Trusts as follows: Ms. Parrs, 700.
(6)	Includes RSU accounts maintained by the Company as follows: Mr. Allan, 4,000; and all executive officers as a group, 4,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon our review of the reports filed for fiscal year 2018, we believe that all Section 16(a) reports were filed on a timely basis for fiscal year 2018.

Audit Committee Report

In connection with the financial statements for the fiscal year ending December 29, 2018, the Audit Committee: reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and other matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young, including whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

Patrick D. Campbell (Chair)
George W. Buckley
Michael D. Hankin
James H. Scholefield
Dmitri L. Stockton

The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.

Compensation and Talent Development Committee

Andrea J. Ayers (Chair)
George W. Buckley
Patrick D. Campbell
Robert B. Coutts

The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, all of the members of the Compensation and Talent Development Committee were independent directors and no member was an employee or former employee of the Company. The Compensation Committee did not, and does not currently, have any interlocks or insider participation that would require disclosure under Item 407(e)(4) of Regulation S-K.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) provides an overview and explanation of:

●	our compensation programs and policies for our 2018 named executive officers;
●	the material compensation decisions made by the Compensation Committee under those programs and policies; and
●	the material factors that the Compensation Committee considered in making those decisions.

For the fiscal year ending December 29, 2018, the individuals who served as Chief Executive Officer or Chief Financial Officer of the Company and the three most highly compensated executive officers of the Company serving as such at the end of the fiscal year ending December 29, 2018, other than those two individuals (collectively our “named executive officers”) are:

Officer	Title
James M. Loree	President & Chief Executive Officer (“CEO”)
Donald Allan, Jr.	Executive Vice President & Chief Financial Officer (“CFO”)
Jeffery D. Ansell	Executive Vice President & President, Tools & Storage
Jaime A. Ramirez	Senior Vice President & President, Global Emerging Markets
John H. Wyatt	President, STANLEY Engineered Fastening

EXECUTIVE SUMMARY

Fiscal 2018 Business Highlights

●	Total revenue was $14.0 billion, up 8% versus prior year, with 5% organic growth.*
●	The Company’s GAAP diluted EPS was $3.99 compared to $8.05 in 2017. Both periods included acquisition-related and other charges and 2017 included a gain from the divestiture of the majority of the mechanical security business. Excluding these amounts, adjusted diluted EPS was $8.15 in 2018 versus $7.46 in 2017. Despite absorbing approximately $370 million in external headwinds from commodity inflation, foreign currency and new tariffs, the Company was able to achieve adjusted diluted EPS growth of 9% versus the prior year.**

●	The Company returned approximately $900 million to shareholders through share repurchases, along with a strong and growing dividend.
●	From a portfolio perspective, the Company completed the Nelson Fasteners acquisition and announced the IES Attachments transaction and the acquisition of a 20% interest in MTD Products.
●	While the 2018 stock price performance was impacted by the aforementioned external headwinds, reflecting a decrease of approximately 30% from year-end 2017, our strategy, SFS 2.0 operating system and balanced approach to capital allocation has resulted in strong shareholder returns in excess of the S&P 500 over the long term.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts.

**	See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS.

Performance Over the Last Three Years

*	See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS.

Our Pay-for-Performance Philosophy

Our compensation programs are designed to incentivize our employees to achieve or exceed objective financial goals established for the Company and deliver superior returns to our shareholders. As depicted in the charts below, 79–89% of our executives’ target compensation opportunity was variable and tied directly to the achievement of financial goals or share price performance. The result of this compensation philosophy has been strong pay-for-performance alignment as described below.

President & CEO	Other NEOs

The incentive compensation earned by our executives in 2018 reflects our financial performance and achievement relative to our pre-established goals, including:

●	Pay Opportunity: Total compensation opportunity, and the individual components thereof, for our named executive officers, are generally targeted to and reasonably aligned with the 50th percentile of our Compensation Peer Group (as defined on pages 23-24). Individual total compensation opportunities may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk as assessed by the Compensation Committee.

●	Pay and Performance: Considering all elements of compensation (salary, annual incentives, performance units, time-vesting stock options and RSUs, and an annualized portion of any long-term retention grants), our executives’ pay is strongly aligned with our compensation philosophy as well as our operational and TSR performance, measured relative to our Compensation Peer Group.

●	An October 2018 analysis of our CEO’s realizable pay*, as a percentage of targeted pay opportunity and reflecting results for the most recently available three-year period (2015 – 2017), showed strong alignment with our TSR performance.

●	In that 2015 – 2017 three-year period, our TSR and pro-forma composite financial performance (based on EPS growth, cash flow multiple and cash flow return on investment) were at the 84th and 60th percentile of our Compensation Peer Group (determined by averaging TSR, EPS growth, cash flow multiple and cash flow return on investment for each company), respectively, while our CEO’s realizable pay was at the 72nd percentile of our Compensation Peer Group.

●	The Company’s TSR performance for the 2016 – 2018 three-year period is weaker than the 2015 – 2017 period and, accordingly, our CEO’s pay for the same period is commensurately lower. Mr. Loree’s 2018 total compensation as reported in the Summary Compensation Table is $13.6 million, reflecting a 16% reduction compared to his reported 2017 total compensation of $16.2 million.

*	Realizable pay is defined as the sum of the base salary, actual bonus paid, and long-term incentive payouts over the three-year measurement period, plus the value of equity awards at the closing stock price on the last day of the measurement period.

Incentive Compensation

Below is a description of the incentive-based elements of our executive compensation program:

Compensation Element	Awards	Page Reference
Annual Incentive Compensation – Management Incentive Compensation Plan (“MICP”) Awards	Weighted payout across all measures ranges from 95.2% to 132.4% of target bonus opportunity for named executive officers	Page 29
Long-Term Incentives – Performance Units	Weighted average goal achievement across all measures of 128.4% of target for our CEO and 152.9% of target for the other named executive officers for the 2016 – 2018 performance cycle	Page 33
Long-Term Incentives: Time Based Stock Awards (RSUs) and Stock Options	RSU and stock option grant represents, on average, one third of annual total compensation opportunity for named executive officers	Pages 32-33

Strong Governance Practices

Our Compensation Committee has implemented executive compensation policies and practices that align with market-leading best practices:

✓	Robust stock ownership guidelines of 6x base salary for our Chief Executive Officer, 5x for our Chief Financial Officer, and 3x for all other executive officers
✓

“Hold Until Met” stock ownership policy requires 100% retention of shares (net of applicable taxes) until minimum stock ownership levels are met to further align executive ownership with shareholder returns

✓	Effective in December 2018, the Company has eliminated all tax gross-ups from current change in control arrangements and does not provide tax gross-ups on perquisites
✓

Double trigger vesting provisions requiring both the occurrence of a change in control of the Company and termination of employment in order for replacement awards to vest under our annual Management Incentive

✓	Compensation Plan and our 2018 Omnibus Award Plan Compensation program risk assessment conducted annually and reviewed by the Compensation Committee
✓	Policy regarding forfeiture of incentive awards in the event of a financial restatement under certain circumstances
✓	Policies against hedging or pledging of Company stock
✓	Executive total compensation opportunity is benchmarked at the 50th percentile of our Compensation Peer Group
✓	CEO long-term incentive compensation mix historically has been at least 50% performance units
✓	Dividend equivalents are paid on equity compensation awards only to the extent the underlying award is earned or vested
✓	2018 Omnibus Award Plan expressly prohibits option re-pricing and cash buyouts of “out-of-the-money” options without shareholder approval
✓	Realizable pay analysis is conducted to demonstrate the impact of performance on pay actually realizable to our named executive officers

Shareholder Engagement

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2018, we reached out to shareholders representing approximately 43% of our shares outstanding to engage with us on a broad range of corporate governance matters including board composition and structure, risk management, sustainability, innovation and strategy, as well as our executive compensation program.

The feedback we received from shareholders was evaluated by management and shared with the Board and the input we received has enabled us to better understand our shareholders’ priorities and evaluate and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices and we have clarified certain disclosures relating to our compensation program, among other matters, as a result of our engagement process. As reflected by the track record of our Say on Pay vote over the past three years, shareholders are generally supportive of our executive compensation programs. In addition, in connection with entering into new change in control agreements with certain NEOs during December 2018, the Compensation Committee made the decision to completely eliminate all excise tax gross-ups from current change in control agreements with executive officers. We are committed to maintaining an open dialogue with our shareholders and a robust engagement program.

Say on Pay Advisory Vote Outcome

In addition to reviewing corporate governance best practices and incorporating feedback received through our shareholder engagement, the Compensation Committee considers the results of the Say on Pay advisory vote, among other factors, in making compensation decisions for the following year. The Board reviewed the results of our Say on Pay votes, which reflect an average of 93.6% of shareholder votes cast on our Say on Pay in support of our executive compensation programs over the past three years. The Board believes that this substantial majority of votes cast affirms shareholders’ recognition of our strong alignment of pay with performance, and did not make significant changes to our executive compensation program as a direct result of last year’s Say on Pay advisory vote.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Our Compensation Philosophy & Goals

The philosophy underlying our executive compensation program is to provide a competitive, performance-based compensation package that allows us to attract, motivate and retain high caliber executives who drive the Company’s success. The primary tenets of our executive compensation philosophy are:

●	Competitive Pay Position. Total target compensation, and the individual components thereof, are generally aligned with competitive median levels using Compensation Peer Group data and published surveys. Focusing on the market median, but providing the Compensation Committee the flexibility to set individual executive compensation opportunities consistent with individual circumstances and providing executives the opportunity to earn more (or less) than this target amount based on Company performance, helps to ensure that the Company can attract and retain the high caliber executive talent it seeks and pay these executives commensurate with the value that they provide to the Company.

●	Pay for Performance. A significant portion of annual and long-term compensation is variable, dependent on and directly linked to Company financial performance, including achievement relative to our Compensation Peer Group. The annual incentive plan goals align with our earnings guidance while the three-year performance plan goals are linked to our strategic framework and long-term financial objectives.

●	Alignment with Shareholder Interests. Our executives’ interests are aligned with the long-term interests of our shareholders through stock-based compensation, stock ownership requirements, and performance metrics that drive shareholder value.

●	Pay Mix. Base salaries are determined according to market conditions and each executive’s level of responsibility, talent and experience. The mix of compensation between base salary, annual incentive compensation and long-term incentive compensation is designed to focus our executives on both short-and longer-term objectives as prioritized by the Board.

Use of Peer Companies and Benchmarking

In 2018, the Compensation Committee reviewed market data and other information presented by Pay Governance, its independent compensation consultant. Pay Governance’s role in the executive compensation-setting process is described in greater detail under the heading “Role of Independent Compensation Consultant” on page 26. In addition, management engaged Willis Towers Watson to provide actuarial services and perform certain other calculations that are shared with the Compensation Committee and Pay Governance for use in their analyses.

Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our peer group for compensation-setting and design purposes (the “Compensation Peer Group”) based on several criteria, including industry, revenue, market capitalization and labor market. The Compensation Committee annually reviews market data compiled by Willis Towers Watson to ensure that compensation levels are in line with the Compensation Peer Group. No changes were made to our Compensation Peer Group for 2018.

The data derived from the Compensation Peer Group inform ranges of compensation that the Compensation Committee then considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

The Compensation Committee found that, on average, annual compensation (at target opportunity) for our named executive officers was aligned with the intended median positioning level of the Compensation Peer Group.

The median 2018 revenue of the 2018 Compensation Peer Group was $14.8 billion, and the median market cap of the 2018 Compensation Peer Group as of the end of 2018 was $21.1 billion, as compared to 2018 revenue for the Company of $14.0 billion and market cap for the Company at the end of 2018 of $17.6 billion.

2017 and 2018 Compensation Peer Group
3M Company
Cummins, Inc.
Danaher Corp.
Dover Corp.
Eaton Corporation plc
Emerson Electric Co.
Fortive Corporation
Honeywell International, Inc.
Illinois Tool Works, Inc.
Ingersoll-Rand plc
Masco Corp.
Newell Brands Inc.
Parker Hannifin Corporation
Pentair plc
Rockwell Automation, Inc.
The Sherwin-Williams Company
Textron Inc.
W.W. Grainger, Inc.
Whirlpool Corp.

Role & Process of the Compensation Committee

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually reviews and evaluates detailed compensation data for each named executive officer, including:

●annual compensation and benefit values,

●the value of all outstanding equity awards,

●the accrued value of retirement benefits, and

●the amount of the Company’s obligations in the event the executive’s employment terminates under various circumstances.

Annually Monitors and Evaluates Executive Compensation

Annually reviews actual compensation received by the named executive officers and compensation realizable by our named executive officers in relation to Company performance during the same time periods.

Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, assesses, in consultation with Pay Governance, whether the Company’s incentive programs are appropriately paying for performance.

Annually Reviews the Company’s Pay and Financial Performance Alignment

Regularly discusses compensation matters, other than those pertaining to the Chief Executive Officer, with our Chief Executive Officer and other management representatives.

Meets in executive session with Pay Governance, without management present, to evaluate management’s input.

Solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

Regularly Discusses Compensation Matters

Annually establishes performance goals for our performance-based award programs, taking into account:

●recommendations from management based on the Company’s historical performance, strategic direction, and anticipated future operating budget,

●the Company’s strategic business plan and operating budget, including alignment with long-term financial objectives, and

●the anticipated degree of difficulty in achieving the performance goals.

Approves goals, in consultation with the Board, once satisfied that performance goals are set at reasonable but appropriately challenging levels.

In Consultation with the Board, Establishes Performance Goals for the Company’s Short-Term and Long-Term Performance- Based Award Programs

Role of Independent Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has retained Pay Governance, an independent compensation consultant, to advise on executive compensation issues since October 2011.

As an independent advisor to the Compensation Committee, Pay Governance:

●	reviews the total compensation strategy and pay levels for the Company’s named executive officers;
●	examines all aspects of the Company’s executive compensation programs to ensure the programs continue to support the Company’s business strategy;
●	informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and
●	provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and senior executives.

In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s non-employee directors. Pay Governance provides no other services to the Company. As described in more detail on page 12, the Compensation Committee has determined that Pay Governance is independent and that there is no conflict of interest between Pay Governance and the Compensation Committee or the Company.

DISCUSSION OF OUR 2018 EXECUTIVE COMPENSATION PROGRAM

Elements of Compensation

The purpose of our executive compensation program is to attract and retain talent and to reward our executives for performance that benefits the Company and its shareholders. To that end, we seek to compensate our executives in a manner that:

●	is competitive;
●	rewards performance that creates shareholder value and aligns with our strategic framework, while maintaining an appropriate balance between profitability and operational stability; and
●	encourages executives to drive efficiencies by using capital judiciously.

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above median compensation is delivered only when business results are strong and we have created value for our shareholders.

Compensation Element	Link to Philosophy	Key Features
Base Salary	Rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis

Aligned with median market levels

Individual salaries may exceed or trail the median for a variety of reasons, including performance considerations, level of experience, length of service in current position, additional responsibilities, geographic location, value to the Company beyond the core job description, and retention risk

Compensation Element	Link to Philosophy	Key Features
Annual Incentive Compensation under MICP (Cash)	Balances the complementary short-term goals of profitability and operational stability Encourages our executives to maximize profitability, growth and efficiency

Target awards set as a percentage of each officer’s base salary in effect at the beginning of the performance period

Payouts vary from 0% to 200% of target bonus opportunity depending on actual performance during the performance period

Metrics and weights established by the Compensation Committee at the beginning of the performance period

2018 Corporate Metrics:

●Adjusted diluted EPS (“EPS”)* weighted at 50%
●Cash flow multiple (operating cash flow less capital expenditures divided by net earnings) weighted at 25%
●Organic sales growth (sales growth excluding foreign exchange and acquisition/divestiture impacts) weighted at 25%

Payouts for executives with responsibility for specific business units based on business unit performance metrics as well as corporate metrics

No payout for a particular MICP metric if actual performance falls below threshold level

*       See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS

Long-Term Incentive Compensation (Equity)	Incentivizes executives to achieve sustainable performance results and maximize growth, efficiency and long-term shareholder value creation	Mix of stock options, RSUs and performance units places a substantial portion of compensation at risk and effectively links equity compensation to shareholder value creation and financial results
	Stock Options & RSUs Stock options and time-based RSUs reward management for successful share price appreciation, align their interests with shareholders and bolster retention	Stock Options & RSUs: Vest in four equal installments on each of the first four anniversaries of the grant date Stock options expire 10 years from the grant date

Compensation Element	Link to Philosophy	Key Features
Performance Units Performance units link pay with performance and align management’s interests with the Company’s strategic initiatives

Performance Units:

Earned or forfeited following the conclusion of a three-year performance cycle based on the achievement of the following pre-established goals:

●Cash flow return on investment (“CFROI”) weighted at 40%;

●EPS weighted at 35% (see page 30 for EPS computation description); and

●Relative TSR (measured against LTIP Peer Group as defined below) weighted at 25%

CFROI and EPS performance measured annually

For the 2016 – 2018 and 2017 – 2019 performance cycles, EPS and CFROI goals were weighted such that achievement in the first and second years carried more weight than achievement in the third year of the cycle; for the 2018 – 2020 performance cycle, EPS and CFROI goals are weighted equally for each of the three years of the performance cycle

Relative TSR measured based on three-year cumulative goal vs. LTIP Peer Group

Program design recognizes that stock returns typically take longer to develop than earnings and that relative TSR, while an important assessment of long-term performance, is less directly influenced by our management team

See page 30 below for a discussion of this calculation

Base Salary

The table below sets forth the base salaries of our named executive officers as of December 29, 2018, compared to the base salaries as of December 30, 2017. Mr. Loree elected to forgo a planned November 2018 increase to his salary in anticipation of external headwinds, including commodity inflation, tariffs and foreign currency, continuing into 2019.

Officer	2017 Base Salary	2018 Base Salary
James M. Loree	$1,250,000	$1,250,000
Donald Allan, Jr.	$725,000	$725,000
Jeffery D. Ansell	$725,000	$725,000
Jaime A. Ramirez	$468,000	$500,000
John H. Wyatt	$560,000	$633,000

MICP Payout for 2018 Performance

For 2018, the named executive officer target bonus opportunities (as a percentage of base salary) were as follows:

Officer	Target Bonus
James M. Loree	150%
Donald Allan, Jr.	100%
Jeffery D. Ansell	100%
Jaime A. Ramirez	75%
John H. Wyatt	75%

The corporate performance goals and results applicable to the MICP award program for the 2018 performance period are illustrated below:

	Threshold	Target	Maximum	2018 Actual Result
EPS*	$7.77	$8.40	$9.03	$8.15*
Cash Flow Multiple	80%	95%	110%	89.6%**
Organic Sales Growth	3.1%	4.6%	6.1%	5.2%

*	See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS.
**	The net earnings in the cash flow multiple calculation excludes certain charges, primarily related to the implementation of U.S. tax reform, resulting in a decrease in the bonus payout on this metric.

The weighting applied to each of these measures, the potential bonus payouts and the bonuses earned by each of our named executive officers for 2018 performance are set forth in the table below. The bonuses earned by Messrs. Ansell, Ramirez and Wyatt are based on the corporate results set forth above and the results of the Tools & Storage business (for Mr. Ansell), the Global Emerging Markets Business (for Mr. Ramirez) and the Engineered Fastening business (for Mr. Wyatt), weighted as reflected in the table below. The specific divisional operating margin, working capital and organic sales percent goals and results are not disclosed, as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company generally does not disclose goals and results for specific divisions.

	Weighting of Measures						Potential Bonus Payouts			Weighted Avg. Payout Earned on All Measures (% of target)
	Corporate			Division
	EPS	Cash Flow	Organic Sales	Operating Margin	Working Capital	Organic Sales	Threshold	Target	Maximum		Payout
James M. Loree	50%	25%	25%	0%	0%	0%	$937,500	$1,875,000	$3,750,000	95.2%	$1,785,000
Donald Allan, Jr.	50%	25%	25%	0%	0%	0%	$362,500	$725,000	$1,450,000	95.2%	$690,200
Jeffery D. Ansell	25%	12.5%	12.5%	25%	15%	10%	$362,500	$725,000	$1,450,000	106.6%	$772,850
Jaime A. Ramirez	30%	15%	15%	20%	10%	10%	$187,500	$375,000	$750,000	113.4%	$425,250
John H. Wyatt	12.5%	6.25%	6.25%	35%	15%	25%	$234,375	$468,750	$937,500	132.4%	$620,625

The target goals for the EPS and organic sales growth metrics were increased in 2018 relative to 2017 (representing $7.08 for EPS and 3.6% for organic sales). The 6.9% organic sales growth achieved in 2017 was exceptional, reflecting strong market share gains, fueled by Flexvolt and other innovative products, among other factors. The target organic sales goal for 2018 was established at 4.6%, above key market growth projections, while contemplating market challenges in the automotive and oil & gas sectors. The actual cash flow multiple achieved in 2017 was 98.2% of net income. The target cash flow multiple goal for 2018 was set at 95% of net income in light of additional tax payments for the “toll charge” required pursuant to recent U.S. tax legislation, as well as the challenge of improving the working capital efficiency of acquisitions while providing for the working capital expansion necessary to support the Craftsman brand rollout.

Fiscal 2019 MICP Plan Design Change

In early 2019, the Compensation Committee conducted a review of the Company’s existing incentive compensation arrangements and, in connection with this review, approved a modification to the MICP for 2019. The 2019 MICP for executive officers will be granted as stock-settled performance share units, rather than cash-settled awards as the Compensation Committee has granted in the past. The plan metrics and related weightings will remain consistent with the

2018 MICP design, and performance will continue to be measured based on a one-year performance period. The number of shares earned based on performance will be determined following the end of the 2019 performance period; however, any performance share units that have been earned will be settled in three equal installments in March 2020, March 2021 and March 2022. In general, participants must be active employees of the Company until the applicable settlement date to receive the earned shares, subject to certain exceptions for death, disability or retirement.

The Compensation Committee believes this stock-settled annual incentive plan design is appropriate for 2019 in light of the commodity inflation, tariffs, and other macro-economic headwinds the Company is experiencing, as it will further align executive officers’ interests with shareholder interests over an extended three-year period and preserve cash. The Compensation Committee anticipates the annual MICP incentive plan will revert to cash-settlement for 2020 and subsequent years.

How We Determine Performance Criteria

Under our annual incentive award program, MICP awards are earned or forfeited at the end of each fiscal year depending on the achievement of pre-established EPS, cash flow multiple and organic sales growth performance goals; bonus opportunities for the leaders of our different business units also reflect divisional operating margin, working capital and organic sales percentage goals. Under our long-term incentive performance award program, performance units are earned or forfeited following the conclusion of a three-year performance cycle depending on the achievement of pre-established EPS and CFROI performance goals for each year in the cycle and a three-year relative cumulative TSR goal. The relative TSR goal measures our performance against a group of approximately 24 industry peers (the “LTIP Peer Group”). The LTIP Peer Group is intended to reflect a broader spectrum of peers than our Compensation Peer Group, including in certain industries such as security that do not compete across all of the Company’s business segments.

The Compensation Committee includes EPS as adjusted as a performance goal in both the annual incentive and long-term performance award program because it believes EPS is a critical driver of shareholder value that must be balanced over both near- and longer-term time horizons.

●	The Compensation Committee does not want managers pursuing other short or long-term goals without considering the effect of such actions on EPS.

●	The Compensation Committee also believes that using EPS as one of the goals in annual incentives provides the Compensation Committee with flexibility to adjust short-term goals to reflect existing market conditions without losing the motivational and retentive value of the long-term performance award.

●	Because each of the annual EPS goals contained in a given three-year long-term performance cycle is established early in the first year of the cycle and the EPS goal for MICP is established each year, the target EPS goals for the second and third years of the long-term performance cycle are not likely to be the same as the target EPS goals for the corresponding years’ MICP programs.

●	Even in the first year of a cycle, when target EPS goals will match, the threshold and maximum EPS metrics will not be the same for annual and long-term awards because the range below and above target annual EPS is narrower for MICP awards than for long-term performance awards. The Compensation Committee believes that the tighter range below and above target EPS for the MICP program is appropriate primarily due to the one-year time horizon.

The EPS computation for the MICP bonus utilizes adjusted diluted EPS (See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS). For the three-year long-term performance cycles, EPS was further adjusted to exclude the impact from recent U.S. tax legislation (for grants made prior to 2018) along with the effect of computing EPS with the fixed shares outstanding at the grant date.

The CFROI computation is defined as cash from operations plus after-tax interest expense divided by the two-point average of debt plus equity. Including this measure helps align performance goals with the Company’s objectives, by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments. For the 2016 – 2018 performance cycle, the numerator and denominator of CFROI in 2017 and 2018 are adjusted for the cash flow and equity impacts, respectively, pertaining to the adjustments in calculating EPS, and additionally for 2018 to remove the favorable impact from U.S. tax legislation, for comparability to the originally established goals.

The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility.

While we may re-evaluate the measures used in the performance unit program in the future, or the weighting of those measures, we believe that EPS, CFROI, and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential.

Performance goals for each performance cycle are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the performance cycle.

Generally, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant.

The Compensation Committee considers management’s recommended performance goals, the Company’s performance to date and strategic direction, and the nature of the Company’s future operating environment, and once satisfied with the degree of difficulty associated with goal achievement, approves the targets for each performance cycle.

The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Threshold, target and maximum EPS and CFROI goals are established in the first year of the performance period for each fiscal year, or portion thereof, in the performance period.	At the end of the performance period, a weighted average payment is made based on performance achieved by the end of each fiscal year during the period relating to these goals plus an amount related to achievement of TSR goals.

How We Determine Target LTI Values

The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to performance units than do other officers and employees because our most senior officers have the greatest ability to influence the financial measures underlying the program. For Mr. Loree and our named executive officers, this equity mix has resulted in a significant portion of the total long-term incentive value delivered in performance units.

The following table shows the 2017 and 2018 fair value allocation of regular long-term incentive awards for our named executive officers:

	2018			2017
	Stock Options	RSUs	Performance Units	Stock Options	RSUs	Performance Units
James M. Loree	25%	25%	50%	29%	21%	50%
Donald Allan, Jr.	27%	28%	45%	33%	22%	45%
Jeffery D. Ansell	27%	28%	45%	33%	22%	45%
Jaime A. Ramirez	30%	32%	38%	38%	26%	36%
John H. Wyatt	28%	28%	44%	35%	23%	42%

Performance Under Long-Term Incentive Compensation Programs

The goals for the 2017 - 2019 and 2018 - 2020 performance cycles exclude the estimated impact of acquisition-related charges and other items described in Appendix A. EPS for these cycles will be computed based on a budgeted share count established at the grant date such that any share repurchases not reflected in that budget will not affect executive compensation. EPS goals reflect substantial expansion consistent with the Company’s long-term financial objectives of 10-12% EPS growth inclusive of acquisitions, or 7-9% excluding acquisitions, in each case aside from acquisition-related and special charges. CFROI goals are aligned with the Company’s 12-15% long-term financial objective, and reflect the challenge of integrating acquisitions and improving their working capital efficiency while simultaneously driving sales growth. For competitive reasons, the Company does not disclose target goals for performance cycles that have not yet been completed. The threshold and maximum performance goals for the 2017 – 2019 and 2018 – 2020 performance cycles are as follows:

		EPS			CFROI		TSR
		Threshold	Maximum		Threshold	Maximum	Threshold	Maximum
2017 – 2019	Year 1	$6.37	$7.79	Year 1	13.5%	15.5%
Performance	Year 2	$7.10	$8.68	Year 2	13.7%	15.7%	25th	75th
Cycle	Year 3	$7.90	$9.66	Year 3	13.6%	15.6%	percentile	percentile

		EPS			CFROI		TSR
		Threshold	Maximum		Threshold	Maximum	Threshold	Maximum
2018 – 2020	Year 1	$7.56	$9.24	Year 1	14.0%	16.0%
Performance	Year 2	$8.46	$10.34	Year 2	14.0%	16.0%	25th	75th
Cycle	Year 3	$9.18	$11.22	Year 3	14.0%	16.0%	percentile	percentile

For each performance cycle, the Compensation Committee determined at the time of grant that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal. Rigorous goals are established at the beginning of each respective three-year cycle, based on our strategic plan and annual operating plan, and are aligned with our long-term financial objectives.

The award opportunities associated with the 2017 – 2019 performance cycle are set forth in the Company’s March 9, 2018 Proxy Statement on page 25. The following table illustrates the award opportunities associated with the 2018 – 2020 performance cycle.

2018 – 2020 Performance Cycle

	Potential Performance Units to be Earned
	Threshold	Target	Maximum
James M. Loree	12,134	24,267	48,534
Donald Allan, Jr.	3,330	6,660	13,320
Jeffery D. Ansell	3,330	6,660	13,320
Jaime A. Ramirez	1,531	3,062	6,124
John H. Wyatt	1,914	3,828	7,655

2016 – 2018 Performance Cycle

The goals, actual performance results and payouts associated with the recently completed 2016 – 2018 performance cycle are illustrated in the following two tables. The results achieved for the 2016 – 2018 performance cycle resulted in a weighted average goal achievement across all measures of 152.9% of target.* The actual weighted average payout in shares of 128.4% of target is lower for Mr. Loree than for the other named executive officers because the percentage difference between his respective target and maximum potential payouts is smaller than the spread for the other named executive officers.

						Goals
	EPS					CFROI				TSR
	Threshold	Target	Maximum	Achieved		Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
Y 1	$5.49	$6.10	$6.71	$6.51	Y 1	12.5%	13.5%	14.5%	16.1%	25th percentile	50th percentile	75th percentile	38th percentile
Y 2	$5.77	$6.41	$7.05	$7.65	Y 2	12.5%	13.5%	14.5%	14.8%
Y 3	$6.32	$7.02	$7.72	$8.13	Y 3	12.6%	13.6%	14.6%	13.0%

*	In determining whether the 2018 EPS and CFROI performance goals were met for the 2016 – 2018 performance cycle, actual results in 2017 and 2018 were adjusted, consistent with the terms of grant, to exclude the impact of the acquisition-related charges and other items described in Appendix A. Also excluded was the favorable $.02 and $.01 per diluted share impact, in 2016 and 2017, respectively, pertaining to the January 2018 adoption of Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. Additionally, the favorable impact from recent U.S. tax legislation was excluded from 2018 CFROI and EPS. The results shown in the foregoing table reflect these adjustments for comparability to the original goals. The $8.13 EPS for the 2016 – 2018 performance cycle differs slightly from the $8.15 EPS for the MICP cash bonus discussed on page 30 due to the removal of the favorable impact from recent U.S. tax legislation partially offset by the effect of computing EPS with the fixed shares outstanding established at the 2016 inception.

	Potential Performance Unit			Actual Payout (shares)	Weighted Average Payout (% of target)
	Threshold	Target	Maximum
James M. Loree	11,275	22,550	36,081	28,954	128.4%
Donald Allan, Jr.	3,517	7,034	14,067	10,755	152.9%
Jeffery D. Ansell	3,570	7,141	14,282	10,919	152.9%
Jaime A. Ramirez	1,560	3,119	6,239	4,769	152.9%
John H. Wyatt	2,030	4,059	8,118	6,206	152.9%

Benefits & Perquisites

Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs commensurate to those typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high-caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan, which are more fully described on pages 47 and 48. Prior to 2007, when the program was closed to new participants, the Company provided supplemental retirement benefits to certain executives pursuant to The Stanley Works Supplemental Executive Retirement Program (now known as the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program). Mr. Loree, who was a participant in the program prior to 2007, retains this benefit. This program is described on page 46.

Employment Agreements

The Company is party to employment agreements with each of Mr. Loree and Mr. Wyatt. Detailed descriptions of these agreements are set forth under the heading “Executive Officer Agreements” on pages 48-49.

Change in Control Agreements and Severance Agreements

The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain key employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers. Severance protections for each of our named executive officers were established based on prevailing market practices when these agreements were put in place. The severance benefits that would have been payable at December 29, 2018 to named executive officers in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 49.

Effective as of December 2018, golden parachute excise tax gross-ups have been eliminated from all existing change in control agreements with executive officers and will not be included in any new change in control or severance agreement or arrangement.

Perquisites and other benefits

The Company provides certain perquisites to its executive officers as part of its overall compensation program. These perquisites do not constitute a significant percentage of any executive’s total compensation package and are comparable to perquisites offered by the companies with whom the Company competes for talent. The perquisites provided in 2018 were: financial planning services, life and long-term disability insurance, car allowance, home security system services, executive medical exams, and up to $5,000 of Company products for executive officers (with the exception of James M. Loree, who receives $10,000 as a result of his director role), as more fully set forth on pages 38-39. The Company product programs are designed to encourage Company executives to use, and encourage others to use, Company products.

Based on a detailed review of perquisites completed in 2016, the Company is eliminating the car allowance perquisite as current lease arrangements expire. The provision of financial planning services, life and long-term disability insurance, and executive medical exams is consistent with general market practice and, the Compensation Committee believes, provides a benefit to the Company by encouraging the Company’s executives to maintain their health and financial well-being. The Company provides home security systems and services to executives to help ensure their safety and that of their families and to increase their familiarity with the Company’s security offerings. The Company also permits limited personal use of corporate aircraft by certain executives. The Company does not provide tax gross-ups on any perquisites.

OTHER COMPENSATION POLICIES & CONSIDERATIONS

Executive Officer Stock Ownership Policy

In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes the meaningful investment in the Company by executive officers better aligns their interests with those of the Company’s shareholders, the Company maintains a Stock Ownership Policy for Executive Officers. This policy requires our executive officers to reach the minimum levels of stock ownership laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. Effective October 2018, the Board approved revisions to the Stock Ownership Policy for Executive Officers to eliminate the one-year holding period applicable to the net after tax shares received upon vesting of RSUs or the exercise of stock options granted on or after February 14, 2012, so long as the executive has met the applicable minimum ownership level at the time of such vesting or exercise. However, executive officers are expected to continue to comply with the applicable minimum ownership requirements.

A copy of this policy (as revised) is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading).

Minimum Ownership
CEO	600% of base salary
CFO	500% of base salary
Other Executive Officers	300% of base salary

Hedging; Pledging

The Board has adopted a policy prohibiting hedging transactions and disallowing pledging transactions subject to narrow exceptions as further described below. Pursuant to this policy, hedging of any type is prohibited, including entry into any prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions involving Company securities that could be used to hedge or offset any decrease in the value of the Company’s stock. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. Any officer, director or employee who wishes to pledge shares as collateral for a loan must demonstrate that he or she has the financial capability to repay the loan without resorting to the pledged securities and obtain the prior written approval of the General Counsel. This policy is included in the Company’s Code of Business Ethics, which is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading).

Forfeiture of Awards in the Event of Restatement

The Board has adopted a “recoupment” or “clawback” policy relating to unearned equity and cash incentive compensation of all executive officers. Pursuant to this policy, in the event the Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate any of its financial statements, the Board (or a committee thereof) will take such action as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board (or committee thereof) will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading).

Timing of Stock Option and RSU Grants

Annual grants of stock options and RSUs to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year. The grant date of stock option and RSU awards is the date of the Board meeting held during the fourth quarter (typically the day after the Compensation Committee meeting) and grants to other eligible employees typically are approved on the same date. The exercise price for all stock option grants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. Such off-cycle grants are typically associated with promotions, hiring, acquisitions, or other significant business events that would likely have an adverse impact on our ability to acquire or retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code” and Section 162(m) of the Code, “Section 162 (m)”), the Company is prohibited from deducting compensation in excess of $1,000,000 paid in a year to each of the Chief Executive Officer and the other “covered employees” as defined in Section 162(m). An exception to this $1,000,000 deduction limitation was historically available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations. As a result of new tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation will not be available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transition relief contemplated in the new tax legislation.

Therefore, certain compensation paid under the MICP and certain of our long-term equity awards originally designed with the intent that such amounts qualify as “performance-based compensation” is not expected to be deductible in the future. Although the Compensation Committee will continue to analyze the impact that Section 162(m) and the potential lack of deduction associated with amounts paid in excess of the deduction limitation may have on the Company, the Compensation Committee continues to retain the flexibility to make decisions with respect to the Company’s compensation programs that are based on factors other than Section 162(m) and related tax consequences. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m). However, because of the importance of linking pay and performance, at this time the Compensation Committee expects to continue to impose performance conditions on its annual and long-term incentive compensation elements paid to executive officers.

Assessment of Risk Arising from Compensation Policies and Practices

The Compensation Committee reviews, on a periodic basis, the operation and structure of the Company’s compensation programs and has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Committee has concluded that the Company’s compensation practices and policies do not create such risks based on the following considerations:

As discussed above on page 27, under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent on achieving established performance goals. MICP goals generally fall into two categories:

corporate goals, consisting of adjusted diluted EPS, organic sales growth and cash flow multiple (operating cash flow less capital expenditures divided by net earnings); and

divisional goals, such as divisional operating margin, working capital management and group organic sales percent.

Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 20% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals account for a small percentage of the total bonus opportunity and, accordingly, it is unlikely that any individual would pursue achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The Company’s long-term incentive programs are similarly unlikely to create risks that are reasonably likely to have a material adverse effect on the Company. As discussed above on page 27, there are two elements to the Company’s long-term incentive programs:

(i)	grants of stock options and/or RSUs that vest over time (typically four years) and

(ii)	grants of performance units that vest based on performance over a specified performance cycle (typically three years).

The RSU and stock option grants align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it unlikely that award recipients will pursue behaviors that create a material risk to the Company. Performance unit grants generally are earned based on achievement of corporate performance goals. A portion of each performance unit grant is contingent on achieving stated levels in diluted EPS during the performance period, a portion is based on targets relating to CFROI, and a portion is contingent on achieving TSR relative to a peer group. The Company believes that using diluted EPS and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth while including three-year TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether diluted EPS and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved EPS and CFROI are determined to take into account certain nonrecurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established targets. It also has the effect of eliminating any incentive to take a particular action in order to increase the bonus that would be distributed at the end of the applicable performance period.

The Company has occasionally granted long-term incentive awards to employees to encourage them to reach goals different from those above, such as working capital turnover and inventory turnover objectives. Typically, such programs are designed to incentivize employees to improve the overall performance of the Company, or a particular business, by requiring improvement in processes and, as such, are unlikely to encourage behavior that would have a material adverse effect on the Company.

Other incentive programs that may be available are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues, and no one business unit carries a significant portion of the Company’s risk profile.

In addition, our compensation programs contain many design features that mitigate the likelihood of encouraging excessive or inappropriate risk-taking behavior. These features include robust stock ownership guidelines, a policy against hedging or pledging of Company stock and a “recoupment” or “clawback” policy in the event of a financial restatement as described on page 35.

2018 EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by our named executive officers for each of the last three fiscal years during which they served as executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James M. Loree, President and CEO	2018	1,250,000	0	6,009,512	1,990,500	1,785,000	2,044,304	484,088	13,563,404
	2017	1,204,167	0	5,687,086	2,313,000	2,851,200	3,826,489	329,473	16,211,415
	2016	992,500	0	3,833,202	4,757,251	1,615,320	1,189,211	227,240	12,614,724

Donald Allan, Jr., Executive Vice President and CFO	2018	725,000	0	1,793,927	663,500	690,200	0	161,601	4,034,228
	2017	697,500	0	1,568,835	771,000	1,100,880	0	153,265	4,291,480
	2016	671,667	0	1,258,748	585,750	1,259,565	0	131,051	3,906,781

Jeffery D. Ansell, Executive Vice President and President, Tools & Storage	2018	725,000	0	1,793,927	663,500	772,850	0	171,281	4,126,558
	2017	697,500	0	1,568,835	771,000	1,245,440	0	187,596	4,470,371
	2016	660,833	0	1,268,085	585,750	1,304,065	0	131,148	3,949,881

Jaime A. Ramirez Senior Vice President and President, Global Emerging Markets	2018	500,000	0	922,348	398,100	425,250	0	553,140	2,798,838
	2017	443,833	0	748,618	462,600	618,570	49,497	70,510	2,393,628
	2016	425,000	0	1,845,734	351,450	535,101	11,141	56,909	3,225,335

John H. Wyatt President, Stanley Engineered Fastening	2018	629,667	0	1,048,611	398,100	620,625	0	141,731	2,838,734
	2017	560,000	0	2,562,803	462,600	670,320	0	310,293	4,566,016
	2016	541,667	0	4,309,564	351,450	315,181	0	331,155	5,849,017

Footnote to Column (e) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all RSUs and performance awards granted during the fiscal years ended December 29, 2018, December 30, 2017, and December 31, 2016, respectively, in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The valuation of performance awards shown in the table is based on the probable outcome at the grant date. The value of the performance award grants included in this column at the grant date, assuming performance at maximum, for grants made in fiscal years 2018, 2017, and 2016, respectively, is as follows: Mr. Loree, $8,000,114/$8,000,260/$3,037,795; Mr. Allan, $2,195,606/$2,108,449/$1,227,574; Mr. Ansell, $2,195,606/$2,108,449/$1,246,337; Mr. Ramirez, $1,009,451/$879,840/$544,454; and Mr. Wyatt, $1,261,814/$1,132,608/$708,427. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers.

Footnote to Column (f) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended December 29, 2018, December 30, 2017, and December 31, 2016, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table
The dollar amounts set forth in this column reflect incentive compensation earned pursuant to the Company’s MICP in respect of the 2018, 2017, and 2016 fiscal years, respectively.

Footnote to Column (h) of Summary Compensation Table
For Mr. Loree’s benefit under the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program, the increase in the present value of the benefit can be attributed to the passage of time, an increase in average pay, benefits accrued, and changes in certain assumptions.

There was a decrease in the present value of Mr. Ramirez’s pension in 2018, associated with a higher discount rate, and accordingly zero income is reported. The increase in the present value of Mr. Ramirez’s benefits under the plans in which he is a participant in 2017 and 2016 is attributable to the passage of time and changes in certain assumptions.

See the footnote to Column (d) of the Pension Benefits Table on page 46 for the assumptions used in the calculations for fiscal year 2018.

Footnote to Column (i) of Summary Compensation Table
This column reflects (i) Company contributions and allocations in 2018 for Messrs. Loree, Allan, Ansell, Ramirez and Wyatt, under the Stanley Black & Decker Retirement Account Plan (matching and Core Account (as defined below)) and the Stanley Black & Decker Supplemental Retirement Account Plan (supplemental matching and supplemental Core); (ii) Company costs related to life and disability insurance premiums, car allowances, financial planning services, annual physicals, products acquired through the Company’s Product Programs, installation and maintenance of home security systems, and personal use of corporate aircraft; and (iii) certain benefits paid to Mr. Ramirez in connection with his temporary relocation to San Jose, California as more fully described below.

Contributions and Allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan

The Company contributions and allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan included in Column (i) of the Summary Compensation Table are set forth below. Certain contributions and allocations under these Plans for Mr. Loree will offset pension benefits as described on page 46.

Name	Defined Contribution Plans ($)
James M. Loree	367,801
Donald Allan, Jr.	97,498
Jeffery D. Ansell	103,208
Jaime A. Ramirez	53,696
John H. Wyatt	88,354

The Stanley Black & Decker Retirement Account Plan, a Code Section 401(k) retirement plan that covers certain employees of the Company and its U.S. affiliates who are subject to the income tax laws of the United States, features two accounts, a Choice Account, and a Core Account.

The Choice Account offers eligible participants the opportunity for tax-deferred savings and a choice of investment options. For the 2016, 2017 and 2018 calendar years, a 50% matching allocation was provided on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Pay ordinarily includes salary, management incentive bonuses, certain other taxable compensation and elective contributions by a participant to the Stanley Black & Decker Retirement Account Plan or another plan sponsored by Stanley Black & Decker (or one of its wholly-owned subsidiaries) that meets the requirements of Section 125 or 401(k) of the Code. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations are vested upon the earlier of a participant’s completion of one year of service or his/her attainment of age 55 while employed by the Company or one of its wholly-owned subsidiaries. Vesting is accelerated in certain circumstances, as described below.

The Core Account provides a retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. The Core Account is subject to investment direction by a participant. Regular allocations to a Core Account for a calendar year are based on the participant’s age as of the last day of the year and the participant’s pay for each calendar quarter during the year, as described above, and are subject to the limits of the tax law, with allocations for a calendar quarter contingent upon a participant having employment status on the last day of the calendar quarter, as follows:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40 - 54	4%
55 and older	6%

Allocations to a participant’s Core Account become 100% vested upon completing three years of service, except as described below. Effective January 1, 2011, a participant becomes fully vested in the matching allocations to the Choice Account and the allocations credited to the Core Account in accordance with these same rules, except that full vesting also applies upon attainment of age 55, or upon death or disability while employed by the Company.

The vested accounts are payable to a participant in a lump sum upon termination of employment and, effective January 1, 2011, if payments are made after a participant reaches age 70-1/2, the participant may instead elect to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that became vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program is described on page 46 under the heading “Pension Benefits.” The Stanley Black & Decker Supplemental Retirement Account Plan is described on pages 47-48 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Company Cost of Perquisites

Name	Life Insurance ($) (a)	Disability Insurance ($)	Car ($) (b)	Financial Planning ($)	Annual Physical ($)	Product Program ($)	Home Security System ($)	Personal Use of Aircraft ($)	Perquisite Total ($)
James M. Loree	44,929	8,590	23,000	15,000	2,500	3,666	18,602	0	116,287
Donald Allan, Jr.	14,758	7,571	23,000	15,000	2,500	1,159	115	0	64,103
Jeffery D. Ansell	11,261	6,361	23,000	15,000	5,000	5,000	2,451	0	68,073
Jaime A. Ramirez	6,050	7,073	0	11,300	0	0	0	0	24,423
John H. Wyatt	27,061	9,291	9,583	0	72	0	7,370	0	53,377

(a)	Represents the incremental cost of life insurance premiums paid by the Company for the benefit of the named executive officers.

(b)	The Company is eliminating the car allowance perquisite as current lease arrangements expire. None of the named executive officers will have a car perquisite by the end of 2019.

Other Benefits

Mr. Ramirez relocated to San Jose, California (“Silicon Valley”) in early 2018 to lead the establishment of the Company’s strategic start-up and innovation incubation initiatives, which we call the Elu, while retaining his ongoing responsibilities as Senior Vice President of Global Emerging Markets. He received standard relocation benefits totaling $62,521 in connection with this move. Additionally, Mr. Ramirez was paid $37,500 per month from February 2018 through December 2018, or $412,500 for the year, for a mobility allowance intended to largely offset the significantly higher cost of living in Silicon Valley. In light of the progress made in establishing the Elu as well as to reduce costs, Mr. Ramirez has relocated back to his original home effective in February 2019 and, accordingly, his mobility allowance has been discontinued.

GRANTS OF PLAN-BASED AWARDS TABLE – 2018 GRANTS

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended December 29, 2018, granted under the MICP and the 2013 Long-Term Incentive Plan (the “2013 Plan”), as well as the range of estimated future payouts under the Company’s non-equity incentive programs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
James M. Loree	February 27, 2018	937,500	1,875,000	3,750,000
	February 27, 2018				12,134	24,267	48,534					4,000,057
	December 4, 2018							15,354				2,009,455
	December 4, 2018								75,000	130.88	126.35	1,990,500

Donald Allan, Jr.	February 27, 2018	362,500	725,000	1,450,000
	February 27, 2018				3,330	6,660	13,320					1,097,803
	December 4, 2018							5,319				696,124
	December 4, 2018								25,000	130.88	126.35	663,500

Jeffery D. Ansell	February 27, 2018	362,500	725,000	1,450,000
	February 27, 2018				3,330	6,660	13,320					1,097,803
	December 4, 2018							5,319				696,124
	December 4, 2018								25,000	130.88	126.35	663,500

Jaime A. Ramirez	February 27, 2018	187,500	375,000	750,000
	February 27, 2018				1,531	3,062	6,124					504,726
	December 4, 2018							3,191				417,622
	December 4, 2018								15,000	130.88	126.35	398,100

John H. Wyatt	February 27, 2018	234,375	468,750	937,500
	February 27, 2018				1,914	3,828	7,655					630,989
	December 4, 2018							3,191				417,622
	December 4, 2018								15,000	130.88	126.35	398,100

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table
The amounts set forth in these columns are (i) the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP covering the Company’s 2018 fiscal year. The bonuses payable, which are paid during the first quarter of 2019, are set forth in column (g) of the Summary Compensation Table.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table
The performance awards identified in columns (f), (g) and (h) were awarded by the Board on February 27, 2018, and cover a performance period that commenced at the beginning of the Company’s 2018 fiscal year and expires at the end of the Company’s 2020 fiscal year. Each performance award represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards. If the participant’s employment terminates as a result of retirement, death or disability within the first year of the performance period, awards will be pro-rated but if the participant’s employment terminates after the first year, the award will be fully settled without pro-ration, to the extent performance targets are met. Thirty-five percent of the potential award is contingent on the achievement of earnings per share growth, 40% is contingent on the achievement of cash flow return on investment, and 25% is contingent on total shareholder return.

Pursuant to the terms of his employment agreement, the target grant date value of Mr. Loree’s performance shares was $4 million; Mr. Loree would receive half of those shares for performance at threshold and twice the number of shares for performance at maximum. (As summarized under “Executive Officer Agreements”, this entitlement was only in respect of 2017). The number of performance shares that each of the other named executive officers would be eligible to receive pursuant to these awards was determined by multiplying the executive’s base salary as of January 1, 2018 by the applicable opportunity, which ranged from 50–75% in the case of threshold performance, 100–150% in the case of target performance, and 200–300% in the case of maximum performance, and dividing the resulting number by the average of the high and low price of Company stock on the date of grant. Unless the Compensation Committee otherwise determines, no shares will be issued in respect of a performance goal unless threshold performance is achieved for that goal and the number of shares to be issued will be pro-rated in the event performance falls between threshold and target or target and maximum performance.

Footnote to Column (i) of Grants of Plan-Based Awards Table
The stock awards identified in this column are RSUs awarded on December 4, 2018 that will vest in four equal installments on the first four anniversaries of the date of grant (“annual RSU awards”). An award recipient must generally remain employed until the time of vesting of annual RSU awards, but such awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (j) of Grants of Plan-Based Awards Table
The stock options identified in this column are stock options granted on December 4, 2018 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table
All stock option grants were made pursuant to the Company’s 2018 Omnibus Award Plan (the “2018 Plan”). The 2018 Plan, which has been approved by the Company’s shareholders, provides that the purchase price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2018 Plan defines the Fair Market Value of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Stock Compensation of the stock option grants, RSU grants and performance awards identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See footnote J of the Company’s report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures. The value of performance award grants included in this column for the 2018 – 2020 performance award period at the grant date, assuming performance at maximum, is as follows: Mr. Loree, $8,000,114; Mr. Allan, $2,195,606; Mr. Ansell, $2,195,606; Mr. Ramirez $1,009,451; and Mr. Wyatt, $1,261,814.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options, option awards, and RSU awards held by the named executive officers on December 29, 2018.

	Option Awards					Stock Awards
Name (a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
James M. Loree	50,000	--	--	64.79	12/8/2021
	50,000	--	--	70.61	12/6/2022
	50,000	--	--	79.70	12/5/2023
	50,000	--	--	95.18	12/5/2024
	37,500	12,500	--	109.25	12/4/2025
	64,599	64,600	--	121.63	8/1/2026
	37,500	37,500	--	118.66	12/2/2026
	18,750	56,250	--	168.78	12/7/2027
	0	75,000	--	130.88	12/4/2028
						85,234	10,128,409
								14,965	1,778,265
								13,474	1,601,070

Donald Allan, Jr.	20,000	--	--	70.61	12/6/2022
	20,000	--	--	79.70	12/5/2023
	20,000	--	--	95.18	12/5/2024
	15,000	5,000	--	109.25	12/4/2025
	12,500	12,500	--	118.66	12/2/2026
	6,250	18,750	--	168.78	12/7/2027
	0	25,000	--	130.88	12/4/2028
						43,189	5,132,154
								4,107	488,035
								3,551	421,958

	Option Awards					Stock Awards
Name (a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
Jeffery D. Ansell	20,000	--	--	95.18	12/5/2024
	15,000	5,000	--	109.25	12/4/2025
	12,500	12,500	--	118.66	12/2/2026
	6,250	18,750	--	168.78	12/7/2027
	0	25,000	--	130.88	12/4/2028
						43,353	5,151,653
								4,107	488,035
								3,551	421,958

Jaime A. Ramirez	15,000	--	--	70.61	12/6/2022
	15,000	--	--	79.70	12/5/2023
	15,000	--	--	95.18	12/5/2024
	11,250	3,750	--	109.25	12/4/2025
	7,500	7,500	--	118.66	12/2/2026
	3,750	11,250	--	168.78	12/7/2027
	0	15,000	--	130.88	12/4/2028
						29,371	3,490,179
								1,888	224,379
								1,482	176,080

John H. Wyatt	2,500	--	--	63.72	12/9/2020
	5,000	--	--	64.79	12/8/2021
	10,000	--	--	70.61	12/6/2022
	10,000	--	--	79.70	12/5/2023
	10,000	--	--	95.18	12/5/2024
	7,500	2,500	--	109.25	12/4/2025
	7,500	7,500	--	118.66	12/2/2026
	3,750	11,250	--	168.78	12/7/2027
	0	15,000	--	130.88	12/4/2028
						46,195	5,489,368
								2,361	280,510
								1,907	226,666

Footnote to columns (b) and (c)
All of the options identified in columns (b) and (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (g)
The awards identified in this column include (i) time-vesting RSUs that have not yet vested; (ii) the performance awards for the 2016 – 2018 performance program, which vested upon distribution in the first quarter of 2019 based on achievement of performance goals as set forth in the Compensation Discussion and Analysis on page 31; (iii) a portion of the performance awards for the 2017 – 2019 performance program, which will vest following the end of the applicable performance period; and (iv) a portion of the performance awards for the 2018 – 2020 performance program, which will vest following the end of the applicable performance period.

The number of shares not yet vested attributable to the 2017 – 2019 and 2018 – 2020 performance programs reflect achievement of annual goals included in the programs as follows:

	EPS Goals Achieved	CFROI Goals Achieved
2017-2019 Performance Award	2017: between target and maximum	2017: between target and maximum
	2018: between target and maximum	2018: below threshold

2018-2020 Performance Award	2018: between threshold and target	2018: below threshold

The number of time vesting RSUs granted to each executive that had not vested as of December 29, 2018 is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
James M. Loree	December 4, 2015		3,125
	December 2, 2016		8,152
	December 7, 2017		7,497
	December 4, 2018		15,354

Donald Allan, Jr.	December 5, 2014	Vests in full on December 5, 2019	15,000
	December 4, 2015		1,250
	December 2, 2016		2,718
	December 7, 2017		2,287
	December 4, 2018		5,319

Jeffery D. Ansell	December 5, 2014	Vests in full on December 5, 2019	15,000
	December 4, 2015		1,250
	December 2, 2016		2,718
	December 7, 2017		2,287
	December 4, 2018		5,319

Jaime A. Ramirez	December 5, 2014		5,000
	December 4, 2015		938
	December 2, 2016		1,631
	December 2, 2016	Vests in two equal installments on December 2, 2020 and December 2, 2021	10,000
	December 7, 2017		1,372
	December 4, 2018		3,191

John H. Wyatt	December 4, 2015		625
	December 2, 2016		1,631
	December 2, 2016	Vests in two equal installments on December 2, 2020 and December 2, 2021	20,000
	December 7, 2017		1,372
	December 7, 2017	Vests in full on December 7, 2022	10,000
	December 4, 2018		3,191

Footnote to column (i)
The shares identified in this column are the number of shares that may be issued pursuant to the 2017 – 2019 and 2018 – 2020 performance awards that are not included in column (g). Because 2018 EPS performance exceeded the threshold established for the 2018 fiscal year and 2018 CFROI performance was below threshold for the 2018 fiscal year for the 2018 – 2020 award, EPS and CFROI performance was assumed at target and threshold, respectively. Because 2018 EPS performance exceeded the target established for the 2018 fiscal year and 2018 CFROI performance was below threshold for the 2018 fiscal year for the 2017 – 2019 award, EPS and CFROI performance was assumed at maximum and threshold, respectively. Because the 2016 – 2018 TSR exceeded the threshold TSR established for the 2017 – 2019 and 2018 – 2020 awards, these figures assume performance at target. See summary of assumed performance below:

	EPS Performance Assumed	CFROI Performance Assumed	TSR Performance Assumed
2017 – 2019 Performance Award	2018: maximum	2018: threshold	target

2018 – 2020 Performance Award	2018: target	2018: threshold	target
	2019: target	2019: threshold

The awards for the performance periods ending at the end of fiscal years 2019 and 2020 vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period. An award recipient must generally remain employed until the time of settlement of performance awards. In the event employment is terminated by reason of retirement, death or disability, the 2017 – 2019 awards will be pro-rated; the 2018 – 2020 awards will be pro-rated if the participant’s employment terminates during the first year, and will be settled without pro-ration thereafter, to the extent performance targets are met.

Option Exercises and Stock Vested During 2018 Fiscal Year

The following table provides information concerning options exercised and shares vested for each named executive officer during the Company’s 2018 fiscal year.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
James M. Loree	0	0	41,901	6,390,359
Donald Allan, Jr.	0	0	30,420	4,318,701
Jeffery D. Ansell	0	0	30,420	4,318,701
Jaime A. Ramirez	0	0	13,039	1,856,653
John H. Wyatt	0	0	17,200	2,284,714

Footnote to columns (d) and (e)
Shares acquired are time-vesting RSUs that vested during 2018 and performance awards for the 2015 – 2017 performance period that vested upon distribution in March 2018. The totals in columns (d) and (e) include shares withheld to cover taxes on vesting of RSUs and performance awards. The amounts in column (e) were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
James M. Loree	Stanley Black & Decker, Inc.
	Supplemental Executive Retirement Program	19.5	17,000,989	0

Donald Allan, Jr.	N/A	N/A	N/A	N/A

Jeffery D. Ansell	N/A	N/A	N/A	N/A

Jaime A. Ramirez	The Stanley Black & Decker Pension Plan	4.9	80,320	0
	The Black & Decker Supplemental Pension
	Plan	4.9	88,019	0

John H. Wyatt	N/A	N/A	N/A	N/A

Footnote to Column (b) of Pension Benefits Table

Stanley Black & Decker Inc. Supplemental Executive Retirement Program
The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (the “Supplemental Executive Retirement Program”) provides benefits on a non-qualified basis to certain executive officers of the Company. Pursuant to amendments approved in 2007, the Supplemental Executive Retirement Program is closed to new participants. Mr. Loree is the only named executive officer who participates in the Supplemental Executive Retirement Program. Under the Supplemental Executive Retirement Program, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of average pay for each of the next five years of service thereafter. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. The benefit will be reduced by the Core Account benefits payable under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan. Mr. Loree has elected to receive his benefit in the form of a 100% joint and survivor annuity. Mr. Loree’s benefits are fully vested.

Black & Decker Retirement Plans
The Stanley Black & Decker Pension Plan (known prior to January 1, 2013 as the Black & Decker Pension Plan) is a tax qualified defined benefit plan that covers most salaried employees of Black & Decker (U.S.) Inc. and its subsidiaries, who were employed as of December 31, 2010. All benefit accruals were frozen under the Stanley Black & Decker Pension Plan, effective at the end of 2010. Mr. Ramirez, the only named executive officer who is a participant in this plan, may commence his benefits under this plan after his separation from service, but no earlier than age 55. Mr. Ramirez is also a participant in The Black & Decker Supplemental Pension Plan, a nonqualified defined benefit plan that provides benefits for certain executives that would have accrued under the Stanley Black & Decker Pension Plan were it not for the limits imposed under the tax laws. All benefit accruals under The Black & Decker Supplemental Pension Plan were frozen, effective at the end of 2010. Benefits under The Black & Decker Supplemental Pension Plan may be forfeited in the event of fraud or willful misconduct or, in the event that following termination of employment, there is an unauthorized disclosure or use of confidential information. Mr. Ramirez will commence his benefits under The Black & Decker Supplemental Pension Plan at the later of separation from service or age 55, provided that benefit payments will not begin until at least six months after his separation from service.

Footnote to Column (d) of Pension Benefits Table
The present value of each accumulated benefit of the named executive officers is based on the following assumptions: (i) that Mr. Loree will receive benefits in a 100% joint and survivor annuity, based on his written election, at his age at the 2018 fiscal year-end, but delayed 5½ years (due to a six month delay because Mr. Loree is a “specified employee” of the Company within the meaning of Code Section 409A, plus an additional five years in accordance with the applicable provisions of the Stanley Black & Decker Inc. Supplemental Executive Retirement Program and Code Section 409A, because Mr. Loree changed his form of payment election from a lump sum to an annuity in 2013); (ii) that Mr. Ramirez will receive benefits in the normal form at his earliest unreduced retirement age set forth in the Stanley Black & Decker Pension Plan (age 62) and will receive benefits in a 10 year certain and continuous annuity, based on a default election, at his earliest unreduced retirement age set forth in The Black & Decker Supplemental Pension Plan (age 62), plus a six-month delay because Mr. Ramirez is a specified employee; (iii) the named executive officer will not die or withdraw funds before retirement; (iv) adjusted RP-2018 mortality table and future mortality improvement scale; and (v) a discount rate of 4.32% for the Stanley Black & Decker Inc. Supplemental Executive Retirement Program, a discount rate of 4.20% for the Stanley Black & Decker Pension Plan and a discount rate of 4.02% for The Black & Decker Supplemental Pension Plan, as applicable.

Non-Qualified Defined Contribution and Deferred Compensation Plans

The following table shows the executive contributions, earnings and account balances for fiscal 2018 for each named executive officer participating in the Stanley Black & Decker Supplemental Retirement Account Plan, a non-qualified defined contribution plan and, for Mr. Allan, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James M. Loree	657,740	342,051	(134,853)	0	6,410,389
Donald Allan, Jr.
Supplemental Retirement Account Plan	36,250	77,248	(29,000)	0	1,741,428
Deferred Compensation Plan	0	0	5,360	0	119,734
Jeffery D. Ansell	50,750	83,030	(259,784)	0	2,289,502
Jaime A. Ramirez	0	33,446	(9,680)	0	184,196
John H. Wyatt	6,296	62,604	(12,871)	0	297,942

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The Company maintains the Stanley Black & Decker Retirement Account Plan, the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan. The Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan has been closed to new deferrals. Certain employees, including the Company’s executive officers, may defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan.

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Black & Decker Retirement Account Plan are limited due to certain limitations imposed by the Code and the regulations promulgated thereunder. The Stanley Black & Decker Supplemental Retirement Account Plan provides executive officers and certain other employees with benefits that cannot be provided under the Stanley Black & Decker Retirement Account Plan.

Effective from January 1, 2011 to December 31, 2018, an eligible employee could defer up to 50% of base salary and up to 100% of his or her management incentive bonus each year under the Stanley Black & Decker Supplemental Retirement Account Plan. Prior to January 1, 2019, the Company ordinarily made matching contributions under the Stanley Black & Decker Supplemental Retirement Account Plan equal to 50% of the elective deferral contributions on the first 7% of eligible pay (the portion of compensation earned during the year that consists of salary and management incentive bonuses), including elective contributions made from eligible pay under the Stanley Black & Decker Supplemental Retirement Account Plan or an arrangement described in Code Section 125 or 401(k), that exceeds the amount of such compensation that may be recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, will determine whether matching contributions will be made for a particular year. If the Company decides to make matching contributions for a particular year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the matching contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective from January 1, 2011 to December 31, 2018, supplemental Core contributions were made for certain participants in the Stanley Black & Decker Supplemental Retirement Account Plan, determined on the basis of the formulas in the Stanley Black & Decker Retirement Account Plan for Core Allocations, as applied to compensation in excess of the compensation recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, will determine whether Core contributions will be made for a particular year. If the Company decides to make Core contributions for a particular year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the Core contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective January 1, 2011, all matching contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, including any supplemental matching contributions that were made prior to 2011, are vested upon completion of one year of service or, if earlier, upon an active employee’s attainment of age 55, or upon disability, or death. Effective January 1, 2011, all Core contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, together with prior supplemental Cornerstone contributions, are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

All of the supplemental accounts that are described above are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or two or five-year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested supplemental account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant. Mr. Loree’s vested accounts that are credited with funds attributable to his supplemental Cornerstone contributions, his supplemental Core contributions, and his supplemental Core Transition Benefit contributions will be distributed at the same time and in the same form as his benefit under the Stanley Black & Decker Supplemental Executive Retirement Program. His vested accounts that are credited with funds attributable to his pre-2016 elective deferral contributions and matching contributions will be distributed in a lump sum upon his separation from service, plus 10-1/2 years (on account of the change in election and being a specified employee) or, if earlier, upon his death. Mr. Loree’s vested accounts attributable to elective deferral contributions and matching contributions credited for 2016, 2017, and 2018 will be distributed in five annual installments commencing upon the six month anniversary of his separation from service (because he is a specified employee) or, if earlier, upon his death.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2017 fiscal year, which were payable in 2018, in column (g) of the Summary Compensation Table for the 2017 year.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
Participants in the Supplemental Retirement Account Plan may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet. During the plan year ended December 31, 2018, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Black & Decker Stock Fund (27.61%); Stable Value Fund 2.30%; Fixed Interest Rate Fund 3.18%; Loomis Sayles Core Plus Fixed Income Fund (0.49%); SSgA US Intermediate Government/Credit Bond Index Fund 0.88%; EB DL Non SL Aggregate Bond Index Fund (0.04%); SSgA US Inflation Protected Bond Index Fund (1.32%); EB DL Non SL Stock Index Fund (4.40%); SSgA U.S. Total Market Index Fund (5.31%); SSgA US Extended Market Index Fund (9.36%); SSgA Global Equity ex US Index Fund (14.12%); Neuberger Berman Genesis Fund (6.52%); Dodge & Cox International Stock Fund (17.98%); Blackrock LifePath Index Retirement Fund (3.62%); Blackrock LifePath Index 2020 Fund (4.01%); Blackrock LifePath Index 2025 Fund (4.96%); Blackrock LifePath Index 2030 Fund (5.77%); Blackrock LifePath Index 2035 Fund (6.57%); Blackrock LifePath Index 2040 Fund (7.28%); Blackrock LifePath Index 2045 Fund (7.88%); Blackrock LifePath Index 2050 Fund (8.14%); Blackrock LifePath Index 2055 Fund (8.17%); Blackrock LifePath Index 2060 Fund (8.17%). Mr. Allan’s account under the Deferred Compensation Plan for participants in the Company’s Management Incentive Compensation Plan was credited with earnings at a rate of 3.81%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The amount set forth in column (e) represents the distribution of funds in the Stanley Black & Decker Supplemental Retirement Account Plan pursuant to the terms of that plan.

Executive Officer Agreements

Agreement with James M. Loree, President and Chief Executive Officer

In connection with Mr. Loree’s appointment as Chief Executive Officer, effective August 1, 2016, the Company and Mr. Loree entered into a Letter Agreement, dated July 21, 2016 (the “Letter”). Under the Letter, Mr. Loree will be employed as the Company’s Chief Executive Officer on an “at will” basis and his employment may be terminated at any time for any reason. In connection with his appointment, Mr. Loree continued to serve as President of the Company and became a member of the Board.

Pursuant to the Letter, Mr. Loree’s annual base salary was increased to $1,200,000. He also would receive (1) an annual cash bonus under the Company’s MICP or a successor thereto, with a target bonus opportunity (i) for the Company’s 2016 fiscal year equal to 100% of his annual base salary in effect on January 1, 2016, (ii) for the Company’s 2017 fiscal year equal to 150% of his annual base salary in effect on January 1, 2017 and (iii) for fiscal years after 2017 as determined by the Board; (2) annual grants of equity awards in forms and amounts to be determined annually by the Board, with (i) a grant in December 2016 of stock options and RSUs with a grant date value (determined for financial reporting purposes) ranging from approximately $3.7 to $4.0 million, (ii) equity awards with respect to fiscal year 2017 with a target aggregate grant date value (determined for financial reporting purposes) of approximately $8 million and (iii) at least 50% of the grant date value of awards granted each year beginning in 2017 consisting of performance share units and the balance consisting of a mix of stock options and RSUs or other instruments, as determined by the Board in its sole discretion from time to time; and (3) employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements, which may be amended from time to time; continued participation in the Company’s Supplemental Executive Retirement Plan, as may be amended from time to time; and four weeks of paid time off per year.

In the event that Mr. Loree’s employment is terminated by the Company without Cause (“Cause” being defined in the Letter to include willful and continued failure to substantially perform duties) or by Mr. Loree for Good Reason (“Good Reason” being defined in the Letter to include a material adverse alteration by the Company of the nature or status of Mr. Loree’s responsibilities and Mr. Loree’s removal from the Board), Mr. Loree will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain restrictive covenants (including two-year post-termination non-competition, employee non-solicitation and customer non-solicitation covenants, as well as a confidentiality covenant of indefinite duration) which will be applicable regardless of the reason for Mr. Loree’s termination of employment. Such severance payments and benefits will consist of (A) a lump sum cash severance payment equal to two times the sum of (i) his base salary at termination and (ii) his target annual cash bonus for the year of termination and (B) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans for up to 24 months after termination of employment. Under the Letter, Mr. Loree will be deemed to have given notice to the Board, on the date he attains age 65 that he intends to retire from all positions with the Company and its subsidiaries on the 30th day thereafter (the “Loree Retirement Date”) and such notice shall automatically become effective on the Loree Retirement Date (unless, in the case of Mr. Loree’s service on the Board, Mr. Loree and the Board mutually agree that Mr. Loree will continue to serve on the Board). See the “Termination Provisions Summary” table on page 52, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Loree if his employment had been terminated effective December 29, 2018.

Agreement with John H. Wyatt, President, Stanley Engineered Fastening

On December 22, 2014, the Company offered John H. Wyatt, a citizen of the United Kingdom who was then on assignment with a Belgian subsidiary of the Company serving as the Company’s President, CDIY Europe, a promotion to President, Sales & Marketing, Global Tools & Storage. As a condition to receiving the promotion, Mr. Wyatt was required to relocate to Towson, Maryland. Consistent with European practice, Mr. Wyatt had entered into an employment agreement with the Company’s Belgian subsidiary; that agreement was replaced by the terms set forth in the December 22, 2014 offer of employment (the “Offer Letter”) effective December 30, 2014.

Under the terms of the Offer Letter, Mr. Wyatt’s annual base salary was increased to $540,000. Mr. Wyatt also would be entitled to participate in the MICP with an annual target bonus opportunity equal to 50% of his annual base salary, and a maximum potential award equal to 100% of his annual base salary and to receive (a) annual performance awards with a target annual value equal to 50% of his annual base salary and a maximum potential annual performance award equal to 100% of his annual base salary, and (b) annual equity awards as determined by the Compensation Committee. Mr. Wyatt also is eligible to participate in employee benefit plans generally available to the Company’s senior officers.

Mr. Wyatt also received certain benefits tied to his relocation from Europe to the United States. These benefits included: an annual housing stipend of $120,000; a travel benefit capped at $18,000; reimbursement of incremental cost increases in tuition and boarding for Mr. Wyatt’s minor daughter’s education until her graduation from high school; and “non-pensionable” compensation of $3,713 per month. These benefits ceased on December 31, 2017. Mr. Wyatt also received a one-time relocation allowance of $10,000 to defray incidental expenses not otherwise covered by the Company’s relocation policy, and will be reimbursed, pursuant to the Company’s relocation policy, for costs to move back to Europe upon termination of his employment other than a termination for cause by the Company or Mr. Wyatt’s voluntary resignation. Finally, the Company will pay for preparation of Mr. Wyatt’s personal income tax filings in the United States and other jurisdictions for the shorter of the lapse of equity instruments granted while in Europe or the duration of Mr. Wyatt’s employment. This benefit is offset against the financial and estate planning benefit that would otherwise be available to an officer at Mr. Wyatt’s level.

On January 20, 2016, Mr. Wyatt was promoted to President of the Company’s Engineered Fastening business. In connection with the promotion, Mr. Wyatt’s target MICP bonus for the 2016 fiscal year was equal to 70% of his base salary and his maximum bonus is equal to 140% of his base salary, and his target opportunity under the Long-Term Performance Award program for performance periods beginning with the 2016 fiscal year will be 70% of his base salary with a maximum payout of 140% of base salary.

Termination and Change in Control Provisions

Provisions under Company Incentive Plans

The Company’s MICP, its 2009 Long-Term Incentive Plan, the 2013 Long Term Incentive Plan, and the 2018 Omnibus Award Plan (collectively, the “LTIPs”) and change in control severance agreements with each of Messrs. Loree, Allan, Ansell, Ramirez and Wyatt, and with other senior officers of the Company (the “Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits in connection with a change in control, as such term is defined in the applicable plans and agreements.

Specifically, the MICP and the LTIPs generally provide for a so-called “double trigger” acceleration in connection with a change in control (as defined in the applicable plan). Accordingly, no awards would accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity and the participant does not incur a qualifying termination prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of awards under the LTIPs.

With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, assuming achievement at target, and all restrictions applicable to restricted stock and RSUs will immediately lapse.

A change in control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Change in Control Agreements with Named Executive Officers

In 2012, the Company adopted a new form of Change in Control Agreement that does not include a tax gross-up provision. On August 1, 2013, the Company entered into a Change in Control Agreement with Mr. Ramirez and on February 17, 2016, the Company entered into a Change in Control Agreement with Mr. Wyatt using the new Form of Change in Control Agreement. The Change in Control Agreement executed with Mr. Ramirez and Mr. Wyatt is on file as exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 29, 2012.

On July 21, 2016, in connection with Mr. Loree’s promotion to CEO, the Company entered into a Second Amended and Restated Change in Control Agreement with Mr. Loree amending his initial agreement on May 9, 2003 and the first amended and restated agreement on December 10, 2008. This agreement also does not include a tax gross-up provision. The Change in Control Agreement executed by Mr. Loree is on file as exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 21, 2016.

In December 2018, the Board approved revised Change In Control Agreements for Messrs. Allan and Ansell that went into effect on December 4, 2018. The economic terms and conditions of the new agreements are substantially similar to these executives’ prior change in control agreements, except that no excise tax gross-up provisions were included in the new Form of Change in Control Agreements. As a result, none of the executive officers are currently party to an agreement that contains a tax gross-up provision. The Change in Control Agreements executed by Messrs. Allan and Ansell are on file as Exhibits 10.5 and 10.4, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 29, 2018.

The current Change in Control agreements with Messrs. Ramirez and Wyatt provide for a two-year term, subject to recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. The Change in Control agreement with Mr. Loree, and the Change in Control Agreements with Messrs. Allan and Ansell, each provide for a one-year term, subject to recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a Change in Control occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change in control. A qualifying termination of employment will generally occur if the executive officer’s employment is terminated without “cause” or for “good reason” within two years following a Change in Control. The agreements provide for the following upon a qualifying termination:

○	a lump sum cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ansell, Ramirez and Wyatt) annual base salary;

○	a cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ansell, Ramirez and Wyatt) average annual bonus over the 3 years prior to termination;

○

continuation of certain health and welfare benefits and perquisites for 3 years (for Mr. Loree) and 2.5 years (for Messrs. Allan, Ansell, Ramirez and Wyatt) (or, if shorter, until similar benefits are provided by the executive officer’s new employer);

○

a payment reflecting the actuarial value of an additional 3 years of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company (for Mr. Loree) and 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company (for Messrs. Allan, Ansell, Ramirez and Wyatt); and

○	outplacement services (with the cost to the Company capped at $50,000).

Set forth on pages 52-57 are tables setting forth the dollar amounts that would have been payable at December 29, 2018, the end of the Company’s fiscal year, under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $118.83, the closing price of Company common stock on December 28, 2018, which was the last trading day of the Company’s 2018 fiscal year, for the purpose of calculating all amounts payable in respect of equity awards.

TERMINATION PROVISIONS SUMMARY
James M. Loree

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$6,250,000	$10,001,520	$0	$0	$0
Pro rata bonus for year of termination	$1,785,000	$0	$1,785,000	$1,875,000	$1,785,000	$1,785,000	$1,785,000
SERP/Retirement Plan	$0	$0	$0	$6,923,416	$0	$6,830,228	$0
Supplemental Retirement Account contributions	$0	$0	$0	$1,168,842	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$90,000	$0	$0	$0
Post-termination life insurance	$147,529	$147,529	$150,817	$152,461	$147,529	$0	$147,529
Post-termination health & welfare	$0	$0	$32,459	$48,688	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$126,187	$0	$126,187	$126,187	$126,187	$126,187	$126,187
Vesting of restricted stock units	$4,055,341	$0	$4,055,341	$4,055,341	$4,055,341	$4,055,341	$4,055,341
Vesting of performance shares	$8,856,433	$0	$8,856,433	$9,286,683	$8,856,433	$8,856,433	$8,856,433
Total	$14,970,490	$147,529	$21,256,237	$33,778,138	$14,970,490	$21,653,189	$14,970,490

TERMINATION PROVISIONS SUMMARY
Donald Allan, Jr.

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$725,000	$4,354,704	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$690,200	$725,000	$690,200	$690,200	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$433,647	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$16,402	$41,005	$0	$0	$0
Post-termination health & welfare	$0	$0	$13,077	$32,692	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$50,050	$50,050	$50,050	$0
Vesting of restricted stock units	$0	$0	$0	$3,157,699	$3,157,699	$3,157,699	$0
Vesting of performance shares	$0	$0	$0	$2,608,556	$2,731,559	$2,731,559	$0
Total	$0	$0	$1,444,679	$11,515,853	$6,629,508	$6,629,508	$0

TERMINATION PROVISIONS SUMMARY
Jeffery D. Ansell

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$725,000	$4,851,129	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$772,850	$725,000	$772,850	$772,850	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$369,458	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$12,905	$32,263	$0	$0	$0
Post-termination health & welfare	$0	$0	$16,459	$41,147	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$50,050	$50,050	$50,050	$0
Vesting of restricted stock units	$0	$0	$0	$3,157,699	$3,157,699	$3,157,699	$0
Vesting of performance shares	$0	$0	$0	$2,621,271	$2,751,058	$2,751,058	$0
Total	$0	$0	$1,527,214	$11,690,517	$6,731,657	$6,731,657	$0

TERMINATION PROVISIONS SUMMARY
Jaime A. Ramirez

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$500,000	$2,565,768	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$425,250	$375,000	$425,250	$425,250	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$208,732	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$7,123	$17,807	$0	$0	$0
Post-termination health & welfare	$0	$0	$16,459	$52,829	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$37,219	$37,219	$37,219	$0
Vesting of restricted stock units	$0	$0	$0	$2,035,647	$2,035,647	$2,035,647	$0
Vesting of performance shares	$0	$0	$0	$1,143,976	$1,201,642	$1,201,642	$0
Total	$0	$0	$948,832	$6,549,478	$3,699,758	$3,699,758	$0

TERMINATION PROVISIONS SUMMARY
John H. Wyatt

	Voluntary Resignation	Involuntary For Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$633,000	$2,920,938	$0	$0	$0
Pro rata bonus for year of termination	$620,625	$0	$620,625	$474,750	$620,625	$620,625	$620,625
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$308,747	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$120,874	$120,874	$122,255	$124,326	$120,874	$0	$120,874
Post-termination health & welfare	$0	$0	$21,584	$71,187	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Relocation	$0	$0	$179,900	$179,900	$179,900	$179,900	$179,900
Vesting of stock options	$25,238	$0	$25,238	$25,238	$25,238	$25,238	$25,238
Vesting of restricted stock units	$3,186,813	$0	$3,186,813	$3,186,813	$3,186,813	$3,186,813	$3,186,813
Vesting of performance shares	$1,543,271	$0	$1,543,271	$1,464,342	$1,543,271	$1,543,271	$1,543,271
Total	$5,496,821	$120,874	$6,332,686	$8,868,741	$5,676,721	$5,555,847	$5,676,721

Footnotes to Termination Provision Summary Tables
The Company’s 2018 MICP, which applied to the awards that were outstanding at fiscal year-end, provides that, if awards are assumed or replaced on a change in control and a qualifying termination occurs, payments will be made on a pro rata basis assuming performance at target. For purposes of these tables, the Company has assumed that this scenario applies.

For the amount of benefits payable under the SERP/Retirement Plan to Mr. Loree at age 60, see column (d) of the “Pension Benefits Table” on page 46. The amount reported in the “Termination Provisions Summary Table” for Mr. Loree represents the incremental value that would have been payable in the event of a termination at year end pursuant to the terms of the SERP/Retirement Plan and the Change in Control Agreements in each scenario.

Benefits that Mr. Loree would be entitled to receive if his employment was terminated by the Company without cause or if he was to terminate his employment as a result of a constructive termination of employment are described on pages 48-49 under the heading “Executive Officer Agreements.” Estimated severance included in the termination tables for Messrs. Allan, Ansell and Ramirez under the heading “Involuntary w/o cause or voluntary for good reason (no CIC)” reflect the Company’s past practice. If any of these individuals were involuntary terminated, the terms of separation would be negotiated at that time and approved by the Compensation & Talent Development Committee.

The standard terms of the Company’s stock option and RSU awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate.

Under the terms of the Change in Control Agreements between the Company and Messrs. Loree, Allan, Ansell, Ramirez and Wyatt in effect at fiscal year-end, these executives would be entitled to life, health and accident insurance coverage for a period of 3 years (for Mr. Loree) or 2.5 years (for Messrs. Allan, Ansell, Ramirez and Wyatt) upon a termination without cause following a change in control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2018 multiplied by the appropriate period of time.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, company products and annual physicals.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement (age 55 with 10 or more years of service), death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance during the performance period in respect of the 2017 – 2019 performance period and in full (not pro-rated) for the 2018 – 2020 performance period. The value included for awards for the 2017 – 2019 and 2018 – 2020 performance periods reflect the following:

●

2017 – 2019 Performance Program: Performance in 2017 was between the target and maximum EPS and CFROI established for 2017, while performance in 2018 was between the target and maximum EPS goals and below the threshold CFROI goal established for 2018. Performance was estimated at the target EPS and CFROI goals for 2019.

●	2018 – 2020 Performance Program: Performance was between the threshold and target EPS goals and below the threshold CFROI goal established for 2018, and was estimated at target for 2019 and 2020.

●

The calculations with respect to pro-rated distributions upon retirement, death or disability for the 2017 – 2019 performance period include the amounts that would have been distributed based on achievement of these goals when distributions are made for these programs had retirement, death or disability occurred on December 29, 2018, as well as a pro-rata portion based on performance at target for the TSR component of the 2017 – 2019 program. The calculations for the 2018 – 2020 performance period reflect the actual results for 2018; the amounts at target for years 2019 and 2020; and performance at target for the TSR component.

CEO PAY RATIO

Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain and motivate our talented workforce.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.

Identification of Median Employee

Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. More specifically, there has only been an approximately 5.4% increase in our overall global population from October 1, 2017 to October 1, 2018, and we have not made any significant changes to our employee compensation arrangements. The median employee identified in 2017 remains employed in substantially the same role and at the same location as last year. Because there have not been any changes to the determination of the median employee that we reasonably believe would significantly affect this year’s pay ratio, the applicable SEC rules permit us to use the same median employee identified last year in order to calculate this year’s pay ratio.

Last year, we selected October 1, 2017 as our determination date to identify the median employee, and used this date to identify the population of employees to be included in our calculations. We selected annualized base pay as of our October 1, 2017 determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our salaried population, we used annualized salary; for our hourly population, we used the hourly rate of pay multiplied by the number of hours worked exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.

Annual Total Compensation of Median Employee

We calculated the median employee’s annual total compensation for 2018 in accordance with the requirements of Item 402(c)(2) of Regulation S-K (the rules used to calculate the compensation included in the Summary Compensation Table) (the “SCT Compensation”). Consistent with our 2017 CEO Pay Ratio calculation, in order to more accurately represent our overall compensation programs, we added the estimated value of health and welfare benefits provided to the median employee during 2018. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $47,861.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the SCT Compensation as reported in the “total” column of our 2018 Summary Compensation Table, and then added the $16,920 estimated value of health and welfare benefits provided to the CEO during 2018 to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, our CEO’s annual total compensation was $13,580,324.

Pay Ratio

Based on our CEO’s annual total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to applicable SEC regulations is 284:1. The Company’s estimated pay ratio decreased from 357:1 in 2017 largely as a result of a sizeable decrease in our CEO’s change in pension value and annual cash incentive payout for 2018 as compared to 2017.

Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly versus salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies, including our competitors, are likely to be meaningful.

ITEM 2—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, and in accordance with the results of the 2017 shareholder advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the below resolution at the 2019 Annual Meeting.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2017 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis, and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis, and the next Say on Pay advisory vote following this year’s vote will be held at the 2020 Annual Meeting.

Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations. Here are the highlights of our 2018 named executive officer pay programs:

●	Company Performance in 2018: Company performance in 2018, as discussed in more detail in our Annual Report on Form 10-K, was as follows:

●	revenues totaled $14 billion, up 8% from 2017;

●	organic growth was 5%*;

●	GAAP diluted EPS was $3.99; and

●	adjusted diluted EPS was $8.15**, up 9% from 2017.

●

The Board’s Responsiveness to Shareholders Resulted in a 92.9% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

●

We Delivered Strong Shareholder Return over the Long Term: Our five- and ten-year annualized total shareholder return was 10.4% and 16.0%, respectively. This was substantially above the S&P 500 five- and ten-year annualized total shareholder return of 8.5% and 13.1%, respectively.

●

Long-Term Performance Targets are Aggressive: Our record over the last five years shows that performance targets for our long-term performance award programs are not easily achievable, as evidenced by our average target payout of 127% over the last five performance cycles. Additionally, this result demonstrates strong alignment with our five-year TSR outperformance versus the S&P 500.

●

Pay for Performance Alignment is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and Company performance. In the most recently available three-year period (2015 – 2017), when our TSR and pro-forma composite financial performance (based on EPS growth, cash flow multiple and cash flow return on investment) relative to our Compensation Peer Group were at the 84th and 60th percentiles respectively, CEO realizable pay was at the 72nd percentile in our Compensation Peer Group. Our TSR performance for the 2016-2018 three-year period is weaker than the 2015-2017 period and accordingly, our CEO pay for the same period is commensurately lower as illustrated by the 16% decrease in our CEO’s Summary Compensation Table total compensation in 2018 compared to 2017.

●

Target Compensation for our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms. Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the median percentile of our peer group.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and foreign currency impacts.

**	See Appendix A for a reconciliation of GAAP diluted EPS to adjusted diluted EPS.

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 19-57 of the Company’s Proxy Statement for the 2019 Annual Meeting.

For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement.

The result of the Say on Pay vote is advisory in nature and will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 3—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2019 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2019 fiscal year.

Fees of Independent Auditors

General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2018, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2018. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific sub-categories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The Audit Committee approved all of the services described below in accordance with its pre-approval policies and procedures. The aggregate fees billed to the Company by Ernst & Young for professional services in 2017 and 2018 were as follows:

Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2017 and 2018 were approximately $14,964,000 and approximately $14,051,000, respectively.

Audit-Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2017 and 2018 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were approximately $1,143,000 and approximately $105,000, respectively. Audit related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2017 and 2018 for professional services rendered for tax compliance, tax advice and tax planning were approximately $4,476,000 and approximately $6,079,000, respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees. The aggregate fees billed by Ernst & Young to the Company in 2017 and 2018 for services other than audit services, audit-related services and tax services were approximately $7,000 for access to their global online resource for accounting and financial reporting literature and thought leadership.

ITEM 4—APPROVAL OF GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN

Summary of the Proposal

At the Annual Meeting, the Company’s shareholders will be asked to consider and act upon a proposal to approve the Global Omnibus Employee Stock Purchase Plan (the “Global ESPP”). The Global ESPP was recommended for adoption by the Finance and Pension Committee (“Pension Committee”) on October 17, 2018, and was approved unanimously and adopted by the full Board at its meeting on October 18, 2018, subject to approval by the Company’s shareholders.

Approval of the Global ESPP will allow the Company to provide its employees and employees of certain designated subsidiaries inside and outside of the United States an opportunity to become owners of the Company and play a role in the Company’s future and will serve as the successor plan to the Stanley Black & Decker Employee Stock Purchase Plan (the “Existing ESPP”). The Global ESPP has two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Code Section 423 Component”), and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-Code Section 423 Component”). The Code Section 423 Component will be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423, which provides preferential tax treatment for employees in the United States. The Non-Code Section 423 Component may be effectuated via separate offerings under one or more sub-plans of the Global ESPP for employees of participating subsidiaries in countries outside of the United States in order to achieve tax, employment, securities law and related purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries.

If this proposal is approved by the Company’s shareholders, subject to adjustment for certain changes in recapitalization or reorganization, the maximum aggregate number of the Company’s shares of Common Stock that may be issued under the Global ESPP will be 1,600,000 shares, which will be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component or the Non-Code Section 423 Component of the Global ESPP. Currently, the Company maintains the Existing ESPP, which originally was adopted in April 1995 and which in recent years has been used for employees in Canada, Israel and the United States. If approved, the Global ESPP will serve as the successor plan to the Existing ESPP and may be used to provide employees globally with an opportunity to become shareholders in the Company. Following the commencement of operation of the Global ESPP, the Company will terminate the Existing ESPP and once terminated, all remaining shares of Common Stock authorized for issuance under the Existing ESPP will cease to be available for purchase by employees.

The Company also maintains the Stanley Black & Decker, Inc. 2018 Omnibus Award Plan (the “2018 Plan”), which allows the Company to grant various forms of equity compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries.

As of December 29, 2018:

A total of 176,902,738 shares of Common Stock were issued and 151,302,450 shares were outstanding.

A total of 1,606,224 shares of Common Stock were available for issuance under the Existing ESPP.

A total of 14,277,893 shares of Common Stock were available for issuance under the 2018 Plan.

If this proposal is approved by the Company’s shareholders, the Global ESPP will become effective as of the first available Offering Date, as determined by the Pension Committee, following the date of such approval; provided, no shares of Common Stock authorized for issuance under the Global ESPP may be issued prior to January 1, 2020. In the event that the Company’s shareholders do not approve this proposal, the Global ESPP will not become effective.

The following description of the Global ESPP is a summary and is qualified in its entirety by reference to the plan document for the Global ESPP, a copy of which is attached as Exhibit A to this Proxy Statement.

Purpose. The purpose of the Global ESPP is to afford eligible employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of shares of the Company’s common stock.

Plan Administration. The Global ESPP will be administered by the Pension Committee of the Board. The Pension Committee will have broad administrative authority over the Global ESPP, including (a) all questions regarding the interpretation of the Global ESPP, (b) any form of agreement or other document employed by the Company in the administration of the Global ESPP, and (c) any purchase rights granted under the Global ESPP. The correction of any errors arising under the Global ESPP will be determined by the Pension Committee and will be final and binding upon all persons having an interest in the Global ESPP or the purchase rights. The Pension Committee also will determine all relevant terms and conditions of the purchase rights granted to employees, provided that all employees have the same rights and privileges within the meaning of Section 423(b) of the Code for purposes of the Code Section 423 Component of the Global ESPP.

The Pension Committee may assign any of its administrative tasks and authorities set forth under the Global ESPP to the Company’s (1) (a) Vice President, Corporate Tax and Treasurer, (b) Senior Vice President, Chief Human Resources Officer, or (c) Vice President, Treasury, or the successors thereto (each acting individually), or (2) such other officer(s) or employee(s) of the Company to whom the Pension Committee has delegated the authority to administer the Global ESPP (the “Plan Administrator”); provided, the Pension Committee may not delegate the task of designating Participating 423 Subsidiaries and Participating Non-423 Subsidiaries for participation in either the Code Section 423 Component of the Global ESPP or the Non-Code Section 423 Component of the Global ESPP, or its authority to make adjustments under the Global ESPP. The Plan Administrator also may include any third-party vendor hired by the Pension Committee to assist with the day-to-day operation and administration of the Global ESPP.

No member of the Board or the Pension Committee will be liable for any action or determination made in good faith with respect to the Global ESPP. All expenses incurred in connection with the operation and administration of the Global ESPP will be paid by the Company; provided, responsibility for payment of administrative costs to maintain a terminated Participant’s plan account may be transferred to the terminated Participant, as determined by the Pension Committee.

Available Shares. Subject to adjustment for certain changes in recapitalization or reorganization, to which the Company is a party, the maximum aggregate number of shares of Common Stock that may be issued under the Global ESPP will be 1,600,000 shares of Common Stock. Such shares may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component or the Non-Code Section 423 Component of the Global ESPP. Shares of Common Stock that may be issued under the Global ESPP may consist of authorized but unissued shares and/or reacquired shares (treasury shares). If any right to purchase shares of Common Stock granted under the Global ESPP expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such right will again be available for issuance under the Global ESPP. In addition, no shares of Common Stock authorized for issuance under the Global ESPP may be issued prior to January 1, 2020.

On February 15, 2019, the closing price for a share of our Common Stock on the New York Stock Exchange (“NYSE”) was $136.39.

Offerings. The Global ESPP may be implemented by offering all eligible Employees an option to purchase shares of Common Stock, which the Employee may or may not exercise during an offering period (“Purchase Right”). The duration of each offering period will be established by the Pension Committee but generally will commence annually on the second (2nd) Friday of each October through the last day on which the NYSE is open for trading of each December of the following calendar year (each, an “Offering Period”). Each Offering Period generally will consist of monthly purchase periods (each, a “Purchase Period”) that commence on January 1 of each calendar year and conclude at the end of December of the same calendar year.

Eligibility. Employees of the Company (or a subsidiary of the Company that is designated for offering participation in either the Code Section 423 Component or Non-Code Section 423 Component of the Global ESPP to its eligible employees) who (1) have satisfied a service requirement of at least 90 days or such other period designated by the Pension Committee, and (2) do not own (or have a right to acquire) five percent (5%) or more of the total combined voting power or value of all classes of the Company’s stock, a future parent corporation, or the Company’s subsidiaries (including any stock, which such Employee may purchase under all outstanding Purchase Rights and other equity compensation awards), may participate in offerings under the Global ESPP provided they were employed prior to the start of an enrollment period for an applicable Offering Period.

No Employee may purchase more than $25,000 worth of the Company’s shares of Common Stock (determined based on the fair market value of the shares at the time such Purchase Right is granted) under the Global ESPP and any Non-Code Section 423 Component sub-plans of the Company’s subsidiaries for each calendar year during which such Purchase Right is outstanding.

As of February 15, 2019, approximately 54,400 full-time and part-time employees in the United States and other countries may be eligible to participate in the Global ESPP if the Global ESPP is approved by the Company’s shareholders and upon meeting the eligibility requirements as described in the plan, including designation as a Participating Subsidiary.

Participation. An eligible employee who elects to participate in the Global ESPP (a “Participant”) must enroll in the Global ESPP by timely submitting a properly completed enrollment agreement to the Plan Administrator during the enrollment period for each Offering Period. An eligible employee who elects to enroll in the Global ESPP as a Participant will designate in the enrollment agreement a fixed dollar amount of his or her compensation (in whole dollars only) to be deducted each pay period. The minimum amount of a Participant’s contributions for each pay period is one dollar ($1.00). The maximum amount of a Participant’s contributions for each Offering Period is 15% of the Participant’s compensation (subject to such further limitations provided in the Global ESPP).

Payment of Purchase Price; Payroll Deductions. The purchase of shares of Common Stock during each Purchase Period will be funded by a Participant’s payroll deductions accumulated during the Purchase Period. Participant payroll deductions generally will commence on January 1 of each Offering Period and will continue to be deducted each pay day through the end of the Offering Period. Interest will not be paid on Participant accumulated payroll deductions, which will be deposited with the general funds of the Company and may be used by the Company for any corporate purpose. A Participant may change the rate of payroll deductions during an Offering Period by timely submitting an amended enrollment agreement to the Plan Administrator. A Participant who elects to decrease the rate of his or her payroll deductions to 0% will remain in the Global ESPP unless he or she elects to withdraw from the Global ESPP. Unless a Participant’s participation is withdrawn, his or her Purchase Right will be exercised automatically on each monthly Purchase Date.

Purchase Price. Except as such higher price as may be otherwise established by the Pension Committee, the price at which a share of Common Stock may be purchased under the Global ESPP on the last trading day of each Purchase Period (the “Purchase Date”) will be the lower of (i) 85% of the fair market value of the Company’s shares of Common Stock on the first trading day of the Offering Period, or (ii) 85% of the fair market value of the Company’s shares of Common Stock on the applicable Purchase Date (the “Purchase Price”).

Purchase Limits. Each Participant will be granted a Purchase Right to purchase on the Purchase Date for such Offering Period up to a maximum number of shares of Common Stock determined by dividing such Participant’s Contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event will a Participant be permitted to purchase more than $25,000 worth of the Company’s shares of Common Stock (determined based on the fair market value of the shares at the time such Purchase Right is granted) under the Global ESPP and any Non-Code Section 423 Component sub-plans of the Company’s subsidiaries for each calendar year during which such Purchase Right is outstanding. Moreover, in no event will a Participant be permitted to purchase more than 5,000 shares of Common Stock during any individual Offering Period (or such other lesser number of shares of Common Stock as determined by the Pension Committee).

Required Holding Period. Except as may be otherwise determined by the Pension Committee, a Participant may not sell or otherwise dispose of any shares of Common Stock acquired under the Global ESPP unless and until twelve (12) months have lapsed from the applicable Purchase Date (the “Required Holding Period”). Further, except as may be otherwise determined by the Pension Committee, a Participant in the Code Section 423 Component may not transfer any shares of Common Stock acquired under the Global ESPP from the Participant’s plan account unless and until the period provided under Code Section 423(a)(1) for such shares has been satisfied. Notwithstanding the foregoing, (1) upon a Participant’s death, disability, retirement or involuntary termination of employment without cause, the Required Holding Period will lapse and will not apply to any shares of Common Stock acquired by the Participant under the Global ESPP, and (2) upon the approval of a Participant’s request for a hardship withdrawal, as such term “hardship” is defined under the Stanley Black & Decker Retirement Account Plan, the Required Holding Period will lapse for such number of shares of Common Stock acquired by the Participant under the Global ESPP as may be necessary to satisfy such hardship, as determined by the Pension Committee in its sole discretion.

Termination of Employment. In the event a Participant’s employment is terminated prior to a Purchase Date for any reason, including retirement, disability or death, or in the event he or she is no longer eligible to participate in the Global ESPP, his or her rights under any offering under the Global ESPP will terminate immediately. Contributions credited to the Participant’s account since the last Purchase Date will be returned to the Participant, or, in the case of the Participant’s death, to the Participant’s legal representative, as soon as practicable.

Voluntary Withdrawal. Participants may voluntarily withdraw from the Global ESPP at any time and receive a refund of all payroll deductions, without interest, credited to his or her Global ESPP account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the Plan Administrator no later than the fifteenth (15th) day of the month in which the applicable Purchase Date falls. The payroll deductions will be returned as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other offering under the Global ESPP. Participants who withdraw from the Global ESPP may be prohibited from resuming participation for the same Offering Period, but may participate in any subsequent Offering Period.

Restrictions on Transferability. Payroll deductions credited to a Participant’s account and any Purchase Rights granted under the Global ESPP may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the Global ESPP.

Effect of Recapitalization and Reorganization. In the event of certain changes in the Company’s capitalization, the Pension Committee will appropriately adjust the number and class of shares of Common Stock subject to the Global ESPP and each Purchase Right and/or the Purchase Price. The Pension Committee also has discretion to make equitable adjustments to the Global ESPP in the event of other changes in the capital structure or business of the Company to prevent the substantial dilution or enlargement of rights granted to, or available for, Participants under the Global ESPP.

Effect of Change in Control. In the event of a change in control, as defined by the Global ESPP, any surviving or acquiring corporation may assume the Company’s rights and obligations under the Global ESPP. If the surviving or acquiring corporation does not assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the current Offering Period will be accelerated to a date before the date of the change in control, but the number of shares of Common Stock subject to outstanding Purchase Rights will not be adjusted. All Purchase Rights that are neither assumed nor exercised as of the date of the change in control will terminate and cease to be outstanding effective as of the date of the change in control.

Amendment and Termination. The Board or the Pension Committee may amend the Global ESPP at any time. No such amendment may materially adversely affect any outstanding Purchase Right granted before an amendment of the Global ESPP without the Participant’s consent, except as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or as necessary to obtain or maintain favorable tax, listing or regulatory treatment. An amendment must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if the amendment authorizes the sale of more shares than are authorized for issuance under the Global ESPP or changes the definition of the corporations or companies that may be designated by the Committee as participating in the Global ESPP, in each case, subject to the applicable provisions of Section 423 of the Code.

Certain United States Federal Income Tax Consequences. The following is a summary of the principal United States federal income tax consequences to Participants in the United States and the Company with respect to participation in the Code Section 423 Component of the Global ESPP. The rules concerning the federal income tax consequences with respect to participation in the Global ESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable, and such discussion is limited to the federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country. Because the tax consequences to any Participant may depend on his or her particular situation, each Participant should consult his or her own tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a Purchase Right or the sale or other disposition of shares of Common Stock acquired under the Global ESPP. The Global ESPP is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Global ESPP is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Rights granted under the Global ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423 of the Code.

A Participant’s payroll deductions under the Global ESPP will be made on an after-tax basis, and a Participant will not recognize any taxable income at the time a Participant is granted a Purchase Right at the start of an Offering Period or at the time the Purchase Right is exercised and shares of Common Stock are purchased on behalf of the Participant on the applicable Purchase Date. Instead, a Participant will recognize taxable income on the date the Participant sells or otherwise disposes of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two (2) years after the beginning of the Offering Period and more than one (1) year after the shares are transferred to the Participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the Purchase Price, or (ii) the excess of the fair market value of the shares as of the beginning of the Offering Period over the Purchase Price (determined as of the beginning of the Offering Period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Global ESPP. The Company will be entitled to a deduction to the extent amounts are taxed and reported as ordinary income to a Participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits. Participation in the Global ESPP is voluntary and each eligible Employee will make his or her own decision regarding whether and to what extent to participate in the Global ESPP. In addition, the Board and the Pension Committee have not granted any Purchase Rights under the Global ESPP that are subject to shareholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to the Company’s executive officers and non-executive Employees under the Global ESPP, as well as the benefits or amounts that would have been received by or allocated to the Company’s executive officers and other Employees if the Global ESPP had been in effect, are not determinable. The Company’s non-employee directors will be ineligible to participate in the Global ESPP.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE STANLEY BLACK & DECKER, INC. GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STANLEY BLACK & DECKER, INC. GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN.

Equity Compensation Plan Information

Compensation plans under which the Company’s equity securities are authorized for issuance at December 29, 2018 follow:

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options and stock awards	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	9,141,523 (1)	$107.36 (2)	15,884,117	(3)
Equity compensation plans not approved by security holders (4)	—	—	—
Total	9,141,523	$107.36	15,884,117	(3)

(1)	Consists of 7,352,263 shares underlying outstanding stock options (whether vested or unvested) with a weighted average exercise price of $107.36 and a weighted average term of 6.35 years; 1,702,142 shares underlying time-vesting RSUs that have not yet vested and the maximum number of shares that will be issued pursuant to outstanding long-term performance awards if all established goals are met; and 87,118 of shares earned but related to which participants elected deferral of delivery. All stock-based compensation plans are discussed in Note J, Capital Stock, of the Notes to the Consolidated Financial Statements in Item 8 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

(2)	There is no cost to the recipient for shares issued pursuant to time-vesting RSUs or long-term performance awards. Because there is no strike price applicable to these stock awards, they are excluded from the weighted-average exercise price which pertains solely to outstanding stock options.

(3)	Consists of 1,606,224 shares available for purchase under the existing employee stock purchase plan (“Existing ESPP”) at the election of employees and 14,277,893 securities available for future grants by the Board of Directors under stock-based compensation plans. On January 22, 2018, the Board of Directors adopted the 2018 Omnibus Award Plan (the “2018 Plan”) and authorized the issuance of 16,750,000 shares of the Company’s common stock in connection with the awards pursuant to the 2018 Plan. No further awards will be issued under the Company’s 2013 Long-Term Incentive Plan.

(4)

U.S. employees are eligible to contribute from 1% to 25% of their salary to a qualified tax deferred savings plan as described in the Employee Stock Ownership Plan (“ESOP”) section of Note L, Employee Benefit Plans, of the Notes to the Consolidated Financial Statements in Item 8. The Company contributes an amount equal to one half of the employee contribution up to the first 7% of salary. There is a non-qualified tax deferred savings plan for highly compensated salaried employees which mirrors the qualified plan provisions, but was not specifically approved by security holders. Eligible highly compensated salaried U.S. employees are eligible to contribute from 1% to 50% of their salary to the non-qualified tax deferred savings plan. The same matching arrangement was provided for highly compensated salaried employees in the non-qualified plan, to the extent the match was not fully met in the qualified plan, except that the arrangement for these employees is outside of the ESOP, and is not funded in advance of distributions.

Effective January 1, 2019, the Company, at its discretion, will determine whether matching and core contributions will be made for the non-qualified tax deferred savings plan for a particular year. If the Company decides to make matching contributions for a year, it will make contributions, in an amount determined in its discretion, that may constitute part, all of or more than the matching contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019. For both qualified and non-qualified plans, the investment of the employee’s contribution and the Company’s contribution is controlled by the employee and may include an election to invest in Company stock. Shares of the Company’s common stock may be issued at the time of a distribution from the qualified plan. The number of securities remaining available for issuance under the plans at December 29, 2018 is not determinable, since the plans do not authorize a maximum number of securities.

VOTING INFORMATION

Only shareholders of record as of February 15, 2019, are entitled to vote.

The Company has only one class of outstanding shares. Only shareholders of record at the close of business on February 15, 2019, as shown in our records (the record date), will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 151,356,989 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken.

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

As long as holders representing at least a majority of the shares of Company common stock outstanding as of February 15, 2019 are present at the Annual Meeting in person or by proxy:

Because the election of directors is uncontested, the term of a current director nominee who receives more votes “against” than “for” election will end on the date that is the earlier of (i) ninety (90) days from the date on which the voting results are determined, or (ii) the date on which the Board selects an individual to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board. The Board (excluding such nominee) may select any qualified individual to fill the office held by a director who receives more votes “against” than “for” election. A properly executed proxy marked “abstain” as to any director will not be voted in connection with the election of that director.

The following matters will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against that proposal:

●	the compensation of the Company’s named executive officers (on an advisory basis),

●	the proposal to appoint Ernst & Young LLP as the registered independent public accounting firm for the 2019 fiscal year will be approved, and

●	the Company’s Omnibus Global ESPP.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 17, 2019, and follow the instructions provided on that site.

(2)	CALL 1-800-652-8683 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 17, 2019, and follow the instructions provided in the recorded message.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the postage-prepaid envelope provided. Your proxy card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, prior to the commencement of the Annual Meeting at 9:30 a.m. EDT on April 17, 2019, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Wells Fargo Bank, N.A., in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	GO TO THE WEBSITE: www.envisionreports.com/SWK to vote over the Internet anytime up to 7:00 a.m. EDT on April 15, 2019, and follow the instructions provided on that site.

(2)	CALL 1-800-652-8683 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 15, 2019, and follow the instructions provided in the recorded message.

(3)

COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, no later than 7:00 a.m. EDT on April 15, 2019, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

●	First, you may send a written notice to the Company’s transfer agent, Computershare at 462 South 4th Street, Suite 1600, Louisville, KY 40202, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 17, 2019.

●	Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

●	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name:”

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

●	First, you may send a written notice to the Company’s transfer agent, Computershare, at 462 South 4th Street, Suite 1600, Louisville, KY 40202, stating that you would like to revoke your instructions to Wells Fargo Bank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EDT on April 15, 2019, in order to revoke your prior instructions.

●	Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan.” The latest dated instructions actually received by Wells Fargo Bank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:

●	“FOR” the election of all nominees for the Board of Directors,
●	“FOR” the approval, on an advisory basis, of the compensation of named executive officers,
●	“FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2019 fiscal year, and
●	“FOR” the approval of the Global ESPP.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

A properly executed proxy marked ABSTAIN will not be voted and will have no effect on the outcome of the vote. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. “Non-routine” matters include the election of directors, the approval of the Company’s Global Omnibus ESPP, and the “say on pay” advisory vote.

A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $12,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at http://www.edocumentview.com/SWK or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Householding

In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attn: Investor Relations.

Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials, at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attn: Investor Relations.

Shareholder Proposals for the 2020 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2020 Annual Meeting must be received by the Secretary not later than November 7, 2019 for inclusion in the Proxy Statement and form of proxy relating to such meeting.

A shareholder who otherwise intends to present business at the Company’s 2020 Annual Meeting must comply with the Company’s Bylaws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form, subject to certain exceptions, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Proxy Statement was first distributed relating to the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2020 Annual Meeting, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access as described below, will not be timely if received by the Secretary before November 7, 2019 or after December 7, 2019.

In July 2018, the Board amended the Company’s Bylaws to include proxy access provisions that permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Under these provisions, a required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least 120 days but no more than 150 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting. Thus, a notice with respect to proxy access for the 2020 Annual Meeting will not be timely if received at the Company’s principal executive offices before October 8, 2019 or after November 7, 2019.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

Janet M. Link
Secretary

Appendix A

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

Year-to-Date 2018
GAAP Diluted EPS	Acquisition-Related Charges & Other[1]	Adjusted Diluted EPS[3]
$3.99	$4.16	$8.15

[1]	Acquisition-Related Charges & Other relates primarily to inventory step-up, integration and consulting costs, a non-cash fair value adjustment, an environmental remediation settlement, a cost reduction program, an incremental freight charge related to a service provider’s bankruptcy, and tax charges related to recently enacted U.S. tax legislation.

Year-to-Date 2017
GAAP Diluted EPS	Acquisition-Related Charges & Other[2]	Adjusted Diluted EPS[3]
$8.05	$(0.59)	$7.46

[2]	Acquisition-Related Charges & Other relates primarily to inventory step-up, integration and consulting costs, gains or losses on sales of businesses, and a net tax charge related to recently enacted U.S. tax legislation.

[3]	The adjusted diluted EPS for 2018 and 2017, as reconciled to GAAP diluted EPS above, is considered relevant to aid analysis of the Company’s earnings results aside from the material impact of the acquisition-related charges, non-cash fair value adjustment, gain or loss on sales of businesses, environmental remediation settlement, cost reduction program, incremental freight charge related to a service provider’s bankruptcy, and tax charges related to recently enacted U.S. tax legislation, as applicable.

Adjusted diluted EPS is a non-GAAP measure of financial performance that excludes acquisition-related and other charges as described above. The Company believes adjusted diluted EPS is relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges, non-cash fair value adjustment, gains or losses on sales of businesses, environmental remediation settlement, cost reduction program, incremental freight charges related to a service provider’s bankruptcy, and tax charges related to recently enacted U.S. tax legislation, as applicable.

Exhibit A

STANLEY BLACK & DECKER, INC. GLOBAL OMNIBUS
EMPLOYEE STOCK PURCHASE PLAN

One. Purpose; Effective Date and Term

(A)

Purpose. The purpose of the Stanley Black & Decker, Inc. Global Omnibus Employee Stock Purchase Plan (the “Plan”) is to afford Eligible Employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of Stanley Black & Decker, Inc. (the “Company”) through ownership of shares of the Company’s common stock (“Common Stock”). The Company intends for the Plan to be comprised of two components: a component with offerings that are intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Code Section 423 Component”), and a component with offerings that are not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-Code Section 423 Component”). The provisions of the Code Section 423 Component shall be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423. A right to purchase shares of Common Stock under the Non-Code Section 423 Component shall be effectuated via separate offerings under one or more sub-plans of the Non-Code Section 423 Component of the Plan for Employees of Participating Non-423 Subsidiaries in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Except as otherwise provided herein or in the applicable sub-plan, the Non-Code Section 423 Component of the Plan shall be operated and administered in the same manner as the Code Section 423 Component.

(B)

Effective Date and Term. The Plan shall become effective on the date the Company’s shareholders approve the Plan, and shall continue in effect until the date on which all of the shares of Common Stock authorized for issuance under the Plan have been issued; provided, no shares of Common Stock authorized for issuance under the Plan pursuant to Subsection SEVEN(A) shall be issued prior to January 1, 2020.

Two. Definitions

As used herein, unless the context otherwise requires, the following terms shall be defined as follows:

(A)	“Board” means the Company’s Board of Directors.

(B)

“Change in Control” means “Change in Control” as defined in the Stanley Black & Decker, Inc. 2018 Omnibus Award Plan, as amended from time to time, and any successor plan that may be adopted by the Company and approved by the Company’s shareholders.

(C)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(D)	“Code Section 423 Component” means those offerings under the Plan that are intended to meet the requirements of Code Section 423(b).

(E)	“Committee” means the Finance and Pension Committee of the Board, or such other committee of the Board as the Board may designate.

(F)	“Company” means Stanley Black & Decker, Inc., a corporation incorporated in the State of Connecticut, and any present or future parent corporation of the Company (as defined in Code Section 424(e)).

(G)	“Common Stock” means the common stock of the Company, par value $2.50 per share.

(H)

“Compensation” means, with respect to any Participant and with respect to each Payroll Deduction Period, the base salary or regular hourly wages (including, for the sake of clarity, any 13th month/14th month payments or similar amounts as determined under local laws for Participants employed outside of the United States), excluding any incentive cash compensation (such as bonuses) and equity compensation incentive payments. The Committee may, in its sole discretion, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any subsequent Payroll Deduction Period, consistent with the requirements of Code Section 423 for offerings under the Code Section 423 Component of the Plan. In addition, the Committee may establish a different definition of Compensation for any subsequent Payroll Deduction Period for offerings under the Non-Code Section 423 Component of the Plan, and shall have the authority to interpret which components of remuneration constitute Compensation for Participants employed outside of the United States.

(I)	“Eligible Employee” means any person who is an Employee of the Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary, excluding any person:

(1)

who, immediately after any rights under the Plan are granted, owns (directly or through attribution) shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock or other stock of the Company, a future parent corporation, or a Subsidiary (as determined under Code Section 423(b)(3)); or

(2)

who has not satisfied a service requirement of at least ninety (90) days or such other period designated by the Committee pursuant to Code Section 423(b)(4)(A) (which service requirement may not exceed two (2) years).

For purposes of the foregoing, the rules of Code Section 424(d) with regard to the attribution of stock ownership shall apply in determining the stock ownership of a person, and shares of Common Stock, which an Employee may purchase or otherwise acquire under outstanding options or other forms of equity compensation awards granted by the Company, shall be treated as shares of Common Stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the person is on sick leave or other leave of absence approved by the Committee and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). In the case of a rehired Employee, the Committee may, in its sole discretion, recognize prior service for purposes of such Employee’s satisfaction of any service period requirement so long as the Committee’s actions are applied in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423.

(J)

“Employee” means (1) any person who is regularly and actively employed by the Company or a Participating 423 Subsidiary for purposes of the Code Section 423 Component of the Plan and who receives from it regular compensation, other than pension, retirement allowance, retainer, or fee under contract, or (2) any person who is treated as an employee of a Participating Non-423 Subsidiary offering participation in the Non-Code Section 423 Component of the Plan as determined under local laws, rules and regulations and specified in the applicable sub-plan. For purposes of the Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the entity employing the employee ceasing to be a Participating 423 Subsidiary or a Participating Non-423 Subsidiary. For purposes of the Plan, a person shall not cease to be an Employee while such person is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence approved by the Committee. The Committee shall determine in good faith and in the exercise of its discretion whether a person has become or has ceased to be an Employee and the effective date of such person’s employment or termination of employment, as the case may be. For purposes of a person’s participation in or other rights, if any, under the Plan as of the time of the Committee’s determination, all such determinations by the Committee shall be final, binding and conclusive, notwithstanding that the Committee or any governmental agency subsequently makes a contrary determination.

(K)

“Enrollment Agreement” means an agreement in such written or electronic form as specified by the Committee, stating an Eligible Employee’s election to participate in the Plan and authorizing payroll deductions or such other form of contribution as may be permitted under the Plan (or any sub-plan of the Plan established pursuant to Subsection NINE (D) below).

(L)	“Enrollment Period” means the period in which Eligible Employees are permitted to enroll in an Offering, as specified by the Committee.

(M)

“Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the arithmetic mean of the high and low trading prices for a share of Common Stock as reported for the NYSE Composite Transactions.

(N)	“Non-Code Section 423 Component” means those offerings under the Plan that are not intended to meet the requirements of Code Section 423(b).

(O)	“NYSE” means the New York Stock Exchange.

(P)	Offering Date” means the first Trading Day of each Offering Period, as determined by the Committee.

(Q)

Offering Period” means a period of less than twenty-seven (27) months for which the Plan has been declared to be effective for offering and selling unissued or reacquired shares of Common Stock to Participants, as established by the Committee.

(R)	“Participant” means an Eligible Employee who elects to participate in the Plan.

(S)

“Participating Non-423 Subsidiary” means any Subsidiary designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Non-Code Section 423 Component of the Plan to its Eligible Employees pursuant to Section NINE. The Committee shall have the sole and absolute discretion to determine from time to time when and if a Subsidiary shall be classified as a Participating Non-423 Subsidiary. Each Participating Non-423 Subsidiary shall be listed in Exhibit A of the Plan.

(T)

“Participating 423 Subsidiary” means any Subsidiary designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Code Section 423 Component of the Plan to its Eligible Employees. The Committee shall have the sole and absolute discretion to determine from time to time when and if a Subsidiary shall be classified as a Participating 423 Subsidiary. Each Participating Non-423 Subsidiary shall be listed in Exhibit A of the Plan.

(U)

“Payroll Deduction Period” means the period within each Offering Period during which payroll deductions are withheld from a Participant’s Compensation for the purchase of shares of Common Stock under the Plan.

(V)

“Plan” means the Stanley Black & Decker, Inc. Global Omnibus Employee Stock Purchase Plan, which includes both the Code Section 423 Component and the Non-Code Section 423 Component, as amended from time to time.

(W)

“Plan Account” means the brokerage account established for the purpose of holding the shares of Common Stock purchased under the Plan for the Participant with the transfer agent or any third-party vendor hired by the Company to assist with the day-to-day operation and administration of the Plan.

(X)

“Plan Administrator” means, subject to the rules and interpretive determinations promulgated by the Committee, (1) the Vice President, Corporate Tax and Treasurer, the Senior Vice President, Chief Human Resources Officer or the Vice President, Treasury, or the successors thereto (each acting individually), or (2) such other officer(s) or employee(s) of the Company to whom the Committee has delegated the authority to administer the Plan. The Plan Administrator also shall include any third-party vendor hired by the Committee to assist with the day-to-day operation and administration of the Plan.

(Y)	“Prior Plan” means the Stanley Black & Decker Employee Stock Purchase Plan.

(Z)	“Purchase Date” means the last Trading Day of each Purchase Period.

(AA)	“Purchase Period” means each calendar month, or such other frequency as determined by the Committee, within a Payroll Deduction Period.

(BB)

“Purchase Price” means, for each Offering Period, the price at which a share of Common Stock may be purchased under the Plan, as established from time to time by the Committee. Unless otherwise established by the Committee, the “Purchase Price” means the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date, as adjusted from time to time in accordance with Section TEN and provided that the Purchase Price shall not be less than the par value of a share of Common Stock.

(CC)

“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase shares of Common Stock as provided in Section FIVE, which the Participant may or may not exercise during the Offering Period.

(DD)

“Required Holding Period” means, with respect to each share of Common Stock acquired under the Plan and unless otherwise determined by the Committee, 12 months immediately following the applicable Purchase Date.

(EE)	“Subsidiary” means a present or future subsidiary corporation of the Company within the meaning of Code Section 424(f).

(FF)	“Trading Day” means a day on which the NYSE is open for trading.

Three. Eligibility; Enrollment and Participation

(A)

Eligibility. An Employee may elect to participate in the Plan as of the first Offering Period on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Subsection THREE (B) below.

(B)

Enrollment and Participation. An Eligible Employee shall enroll in the Plan and become a Participant in an Offering Period by submitting a properly completed Enrollment Agreement to the Plan Administrator during the Enrollment Period. The Committee shall establish enrollment procedures for the submission of such Enrollment Agreements to the Plan Administrator using written and/or electronic election forms and shall communicate such procedures to all Eligible Employees. An Eligible Employee who does not timely submit a properly completed Enrollment Agreement to the Plan Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed Enrollment Agreement to the Plan Administrator during the Enrollment Period for any future Offering Period. A Participant may deliver to the Plan Administrator a new Enrollment Agreement for each subsequent Offering Period in accordance with the procedures established herein.

(C)

No Rights to Employment. Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Employee any right to continue in the employ of the Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary, nor shall anything in the Plan affect the right of the Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary to terminate the employment of any Employee, with or without cause.

Four. Participant Contributions Via Payroll Deductions

(A)

Payroll Deductions. Except as provided in Subsection FOUR (F) below, shares of Common Stock acquired under the Plan may be paid for only by means of payroll deductions from a Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted. Payroll deductions shall commence on the first pay day of each Payroll Deduction Period and shall continue to be deducted each pay day through the end of the Payroll Deduction Period, unless as otherwise determined herein.

(B)

Amount of Participant Contributions. An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the Enrollment Agreement a fixed dollar amount of his or her Compensation (in whole dollars only) to be deducted each pay period during each Payroll Deduction Period and paid into the Plan for his or her account. The minimum amount of a Participant’s contributions for each pay period shall be One Dollar ($1.00). The maximum amount of a Participant’s contributions for each Offering Period shall be 15% of the Participant’s Compensation (subject to such further limitation so as to comply with the provisions of Subsections FIVE (C) and FIVE (D) below). Notwithstanding the foregoing, the Committee may change the contribution limits for any future Offering Period and may, for the sake of clarity, establish the contribution limits as a percentage of a Participant’s Compensation (rather than as a fixed dollar amount).

(C)

No Interest on Participant Contributions. Except as may be otherwise determined by the Committee or required pursuant to applicable law, interest shall not be paid on a Participant’s contributions to the Plan for the purchase of shares of Common Stock.

(D)

Changes to Participant Contributions. Except as may be otherwise determined by the Committee, a Participant may elect to change the amount of payroll deductions during an Offering Period by submitting an amended Enrollment Agreement authorizing such change to the Plan Administrator in accordance with such procedures established by the Committee, and such change shall become effective as soon as reasonably practicable following the Plan Administrator’s receipt of such amended Enrollment Agreement. A Participant who elects to decrease the rate of his or her payroll deductions to zero dollars shall remain a Participant in the Plan for the Offering Period.

(E)

Suspension of Participant Contributions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable in order to comply with the various limitations provided in the Plan. If the Company suspends a Participant’s payroll deductions under this provision, the Participant may re-enroll in the Plan and participate in future Offering Periods by satisfying the requirements of Section THREE.

(F)

Prohibition on Payroll Deductions. The payroll deduction provisions hereunder shall not apply to Participants employed in countries outside of the United States where payroll deductions are prohibited under local law. Such Participants shall be permitted to make contributions to the Plan for the purchase of shares of Common Stock through such other form(s) of contribution as may be designated by the Committee and permitted under local law, and which are specified under an applicable sub-plan of the Plan.

(G)

Bookkeeping Accounts for Participant Contributions. Individual bookkeeping accounts shall be maintained for each Participant to reflect the payroll deductions or other contributions to the Plan for the purchase of shares of Common Stock by such Participant. All payroll deductions or other amounts contributed to the Plan shall be deposited with the general funds of the Company or an applicable Participating 423 Subsidiary/Participating Non-423 Subsidiary, and may be used by the Company or an applicable Participating 423 Subsidiary/Participating

Non-423 Subsidiary for any corporate purpose. Notwithstanding the foregoing, to the extent required under local law, the payroll deductions or other contributions to the Plan for the purchase of shares of Common Stock by Participants outside the United States shall be held in a segregated account and shall not be commingled with the general funds of the Company or an applicable Participating 423 Subsidiary/Participating Non-423 Subsidiary. Until shares of Common Stock are issued, Participants only shall have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Plan Administrator.

Five. Grant of Purchase Rights

(A)

General. On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Common Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423.

(B)	Term of Purchase Right. Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

(C)

Number of Shares of Common Stock Subject to a Purchase Right. On the Offering Date of each Offering Period, each Participant shall be granted a Purchase Right to purchase for such Offering Period (at the applicable Purchase Price) up to a maximum number of shares of Common Stock determined by dividing such Participant’s payroll deductions or contributions accumulated for such Offering Period by the Fair Market Value of a share of Common Stock on the Offering Date; provided, however, that in no event will a Participant be permitted to purchase more than Twenty-Five Thousand U.S. Dollars ($25,000) worth of shares of Common Stock, subject to adjustment pursuant to Section TEN, for each calendar year during which such Purchase Right is outstanding and provided further that in no event will a Participant be permitted to purchase more than 5,000 shares of Common Stock during any individual Offering Period (or such other number of shares of Common Stock as determined by the Committee). The purchase of shares of Common Stock pursuant to the Purchase Right shall occur as provided in Section SIX, unless the Participant has withdrawn pursuant to Section EIGHT. Each Purchase Right shall expire on the last day of the Offering Period. In connection with each Offering Period made under the Plan, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering Period. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering Period would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated payroll deductions for such Offering Period) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(D)

Limitation under Code Section 423(b)(8). Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted a Purchase Right under the Code Section 423 Component of the Plan to the extent that it permits his or her right to purchase shares of Common Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating 423 Subsidiary intended to meet the requirements of Code Section 423, exceeds Twenty-Five Thousand U.S. Dollars ($25,000) in Fair Market Value of Common Stock (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable following the next Offering Date.

(E)

No Assignment. A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan.

Six. Purchase of Shares of Common Stock

(A)

Exercise of Purchase Right. The Purchase Right for each Participant automatically shall be exercised on each Purchase Date and such Participant automatically shall acquire the number of whole and fractional shares of Common Stock determined by dividing (i) the total amount of the Participant’s payroll deductions accumulated in his or her Plan account during the Purchase Period, by (ii) the Purchase Price, to the extent the issuance of Common Stock to such Participant upon such exercise is lawful. However, in no event shall the number of shares of Common Stock purchased by the Participant during all Purchase Periods within an Offering Period exceed the number of shares of Common Stock subject to the Participant’s Purchase Right, as determined under Subsection FIVE (C) above. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded, without interest, to the Participant as soon as reasonably practicable after such Purchase Period ends. Notwithstanding the foregoing, the Committee may establish alternative means for treating amounts remaining in Participant Accounts following any Purchase Date to the extent consistent with applicable law.

(B)	Oversubscription. In the event, with respect to any Offering hereunder, that the number of whole and fractional shares of Common Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Common Stock available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Company shall determine to be equitable.

(C)	Delivery of Common Stock. As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery of the full and fractional shares of Common Stock acquired by the Participant on such Purchase Date to the Participant’s Plan Account. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered and/or recorded in the name of the Participant.

(D)	Dividends; Dividend Reinvestment. Any dividends paid on the shares of Common Stock acquired under the Plan (and credited to the Participant’s Plan Account by the Plan Administrator with an effective date on or before the applicable ex-dividend date) shall be credited to the Participant’s Plan Account. Further, except as otherwise prohibited under applicable law, each Participant shall have the option to participate in the Company’s Dividend Reinvestment Program with respect to the shares of Common Stock purchased under the Plan and to have all dividends paid with respect to the full and fractional shares of Common Stock in a Participant’s Plan Account applied to the purchase of full or fractional shares of Common Stock on the NYSE. Shares of Common Stock so purchased shall be added to the shares of Common Stock held for the Participant in his or her Plan Account. Participants who have elected to participate in the Dividend Reinvestment Program may be charged a quarterly fee as determined by the Committee from time to time.

(E)	Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and non-U.S. tax withholding obligations of the Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations.

(F)	Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period.

(G)	Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as reasonably practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Common Stock purchased, the Purchase Price for such shares of Common Stock, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

(H)	Required Holding Period. Except as may be otherwise determined by the Committee, a Participant may not sell or otherwise dispose of any shares of Common Stock acquired under the Plan unless and until the Required Holding Period for such shares has been satisfied. Further, except as may be otherwise determined by the Committee, a Participant in the Code Section 423 Component may not transfer any shares of Common Stock acquired under the Plan from the Participant’s Plan Account unless and until the period provided under Code Section 423(a)(1) for such shares has been satisfied. Notwithstanding the foregoing, (1) upon a Participant’s death, disability, retirement or involuntary termination of employment without cause, the Required Holding Period shall lapse and shall not apply to any shares of Common Stock acquired by the Participant under the Plan, and (2) upon the approval of a Participant’s request for a hardship withdrawal, as such term “hardship” is defined under the Stanley Black & Decker Retirement Account Plan, the Required Holding Period shall lapse for such number of shares of Common Stock acquired by the Participant under the Plan as may be necessary to satisfy such hardship, as determined by the Committee in its sole discretion.

(I)	Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

Seven. Common Stock Authorized for Issuance Under the Plan

(A)	Common Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,600,000 shares, subject to adjustment in accordance with Section TEN. Such shares may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component of the Plan or the Non-Code Section 423 Component of the Plan. Shares of Common Stock issued under the Plan may consist of authorized but unissued shares, reacquired shares (treasury shares), or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

(B)

Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Common Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of the Plan.

(C)

Securities Laws. The Company shall not be obligated to issue any Common Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (1) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the Common Stock may then be listed, as the Company or the Board deems applicable, and (2) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares of Common Stock. Further, all stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or non-U.S. law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

Eight. Termination of Employment; Voluntary Withdrawal

(A)

Termination of Employment. Except as may be otherwise determined by the Committee, in the event that (1) the employment of a Participant terminates for any reason during an Offering Period, except in the case of death, permanent disability, retirement or transfer of employment addressed in Subsection EIGHT (B) below, or (2) a Participant ceases to be an Eligible Employee during an Offering Period, the Participant’s participation in the Plan and any rights thereunder shall terminate immediately and thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization shall terminate. Any payroll deductions or other contributions credited to the Participant that have not yet been applied towards the purchase of shares of Common Stock shall, as soon as reasonably practicable following such termination of employment, be returned to the Participant (without interest, unless otherwise required under applicable law).

(B)

Death, Disability, Retirement and Transfer. Except as may be otherwise determined by the Committee, if a Participant dies, becomes permanently disabled (as determined by the Plan Administrator in its sole discretion), retires or transfers employment from a Participating 423 Subsidiary/Participating Non-423 Subsidiary to a non-Participating 423 Subsidiary/non-Participating Non-423 Subsidiary during any month in the Offering Period, the Participant’s payroll deductions taken as of the date of the Participant’s death, permanent disability, retirement or transfer, if any, shall be used to purchase shares of Common Stock on the last Trading Day of the month in which such death, permanent disability, retirement or transfer occurs. Thereafter, the Participant’s participation in the Plan shall terminate.

(C)	Voluntary Withdrawal. A Participant may voluntarily withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the Plan Administrator in accordance with such procedures as established by the Plan Administrator. The payroll deductions of a Participant who has withdrawn from the Plan shall be refunded (without interest) to the Participant as soon as reasonably practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other Offering under the Plan. A Participant who withdraws from the Plan may elect to re-enroll in the Plan in accordance with Section THREE.

(D)	Administrative Costs for Plan Accounts of Terminated Participants. Responsibility for payment of administrative costs to maintain a terminated Participant’s Plan Account may be transferred from the Company to the terminated Participant, as determined by the Committee from time to time.

Nine. Plan Administration

(A)

General. The Plan will be administered by the Committee. The Committee is vested with full authority to administer, interpret and make rules regarding the Plan. The Committee shall have the authority to interpret the Plan as it may deem advisable and to make determinations that shall be final, binding and conclusive upon all persons. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of any rights under the Plan, including (but not limited to) the Offering Date, the Offering Period, the Payroll Deduction Period, the Purchase Date and the Purchase Price; provided, however, that all Participants under the Code Section 423 Component of the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) and provided further, that the Purchase Price for any Offering Period under the Code Section 423 Component of the Plan or any Offering Period under the Non-Code Section 423 Component of the Plan may not be established at a price which does not comply with the requirements of Code Section 423. The Committee may assign any of its administrative tasks set forth herein to the Plan Administrator, except that the Committee may not delegate the task of designating Participating 423 Subsidiaries and Participating Non-423 Subsidiaries for participation in either the Code Section 423 Component of the Plan or the Non-Code Section 423 Component of the Plan, or its authority to make adjustments pursuant to Section TEN. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan. All expenses incurred in connection with the operation and administration of the Plan shall be paid by the Company.

(B)

Delegation to Plan Administrator. The Committee may delegate to the Plan Administrator the authority to administer the Plan subject to the rules and interpretive determinations promulgated by the Committee. Such delegation shall not make such officer or employee, if otherwise an Eligible Employee, ineligible to participate in the Plan.

(C)

Policies and Procedures. To the extent not inconsistent with the Plan, the Committee may authorize and establish such rules and regulations as it may determine to be advisable to make the Plan effective or to provide for its operation and administration, and may take such other action with regard to the Plan as it shall deem advisable to effectuate its purpose, including, without limitation, the establishment of procedures that may be necessary to ensure compliance with Rule 16b-3 of the Securities Exchange Act of 1934.

(D)

Non-Code Section 423 Component for Participation Outside of the United States. The Committee may, in its sole discretion, establish sub-plans under the Non-Code Section 423 Component of the Plan which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Participating Non-423 Subsidiary located in countries outside of the United States. For purposes of the foregoing, the Committee may establish one or more sub-plans to: (1) amend or vary the terms of the Non-Code Section 423 Component of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Participating Non-423 Subsidiary is located; (2) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country where the Participating Non-423 Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or a Participating Non-423 Subsidiary, or (3) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country outside of the United States where a Participating Non-423 Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Non-Code Section 423 Component of the Plan. Each sub-plan established pursuant to this Subsection NINE (D) shall be reflected in a written appendix to the Non-Code Section 423 Component of the Plan for each Participating Non-423 Subsidiary in such country, and shall be treated as being separate and independent from the Code Section 423 Component of the Plan; provided, the total number of shares of Common Stock authorized to be issued under the Plan shall include any shares of Common Stock issued under the Non-Code Section 423 Component of the Plan (including each sub-plan). To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section to the Plan Administrator.

Ten. Recapitalization, Reorganization and Change in Control.

(A)	Adjustments for Changes in Common Stock. In the event of any stock dividend, extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets, spin-off or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares of Common Stock which are of the same class as the shares of stock that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control as described in Subsection TEN (B) below) shares of another corporation, the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for new shares of stock. In the event of any such amendment, the number and kind of shares of stock subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Committee, in its sole discretion. In no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Subsection TEN (A) shall be final, binding and conclusive. Notwithstanding the foregoing, upon the occurrence of any event covered under this Subsection TEN (A), the Committee may, in its sole discretion, terminate the existing Offering Period and refund all accumulated and unused Participant contributions to Participants.

(B)

Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Company”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

Eleven. Termination and Amendment of the Plan

(A)	The Board, or by delegation to the Committee or the Plan Administrator, may at any time terminate, suspend or amend the Plan; provided that, such termination, suspension or amendment will not affect elections already accepted by the Company; and provided further that, any termination, suspension or amendment of the Plan shall be subject to the approval of the shareholders of the Company to the extent required under applicable law.

(B)	The Plan and all rights of employees hereunder, if not terminated earlier, shall terminate:

(1) at the close of any Offering Period, if theretofore declared terminated by the Board; or

(2) upon the issuance of all shares of Common Stock authorized for issuance under the Plan.

Twelve. Code Section 409A and Tax Qualification

(A)

Code Section 409A. The Plan and any offering to purchase shares of Common Stock under the Plan are intended to be exempt from the application of Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that any rights to purchase shares of Common Stock granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause such right under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding right to purchase shares of Common Stock granted under the Plan, or take such other action as the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding offerings that may be granted under the Plan from or to allow any such offerings to comply with Code Section 409A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the offering under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase shares of Common Stock under the Plan is compliant with Code Section 409A.

(B)	Tax Qualification. Although the Company may endeavor to (1) qualify an offering under the Plan for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (2) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

Thirteen. Indemnification

(A)	In addition to such other rights of indemnification as they may have as members of the Committee or officers or employees of a Participating 423 Subsidiary or a Participating Non-423 Subsidiary, members of the Committee and any officers or employees of a Participating 423 Subsidiary or a Participating Non-423 Subsidiary to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Fourteen. Miscellaneous

(A)

Transferability. Payroll deductions, contributions credited to a Participant’s account and any rights with regard to the purchase of shares of Common Stock pursuant to a Purchase Right or to receive shares of Common Stock under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise determined in the Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section THREE.

(B)

Severability. If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

(C)

Governing Law and Jurisdiction. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

(D)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

JOHN F. LUNDGREN CENTER FOR LEARNING AND DEVELOPMENT
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY,	FROM MASSACHUSETTS OR BRADLEY
WATERBURY VIA I-84 EAST:	AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).
Right at stop light at end of ramp. Right at first stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive). Right into entrance, follow driveway to the John F. Lundgren Center for Learning and Development.

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive). Right into entrance, follow driveway to the John F. Lundgren Center for Learning and Development.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 7:00 a.m., Eastern Daylight Time, on April 17, 2019.
Online Go to www.envisionreports.com/SWK or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SWK

Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - James H. Scholefield	☐	☐	☐
	10 - Dmitri L. Stockton	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	4.	Approve Global Omnibus Employee Stock Purchase Plan.	☐	☐	☐

3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2019 fiscal year.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 P C F
02ZRUB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SWK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 17, 2019

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, James M. Loree and Carlos M. Cardoso or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2019 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 - 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

(Items to be voted appear on reverse side.)
C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 7:00 a.m., Eastern Daylight Time, on April 15, 2019.
Online Go to www.envisionreports.com/SWK or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SWK

Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.
Confidentiality: your instructions to the trustee on how to vote the shares allocated to you under the Stanley Black & Decker Retirement Account Plan will be kept confidential.
I hereby instruct Wells Fargo Bank, N.A., as trustee of the Stanley Black & Decker Retirement Account Plan, to vote the shares allocated to my account under that Plan as follows:
1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - James H. Scholefield	☐	☐	☐
	10 - Dmitri L. Stockton	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	4.	Approve Global Omnibus Employee Stock Purchase Plan.	☐	☐	☐

3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2019 fiscal year.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 P C F
02ZS7C

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SWK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 17, 2019

Solicited on behalf of the Board of Directors

This constitutes your instruction to Wells Fargo Bank, N.A., as Trustee under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2019 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 17, 2019: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.edocumentview.com/SWK.

(Items to be voted appear on reverse side
C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Andrea J. Ayers	☐	☐	☐	02 - George W. Buckley	☐	☐	☐	03 - Patrick D. Campbell	☐	☐	☐
	04 - Carlos M. Cardoso	☐	☐	☐	05 - Robert B. Coutts	☐	☐	☐	06 - Debra A. Crew	☐	☐	☐
	07 - Michael D. Hankin	☐	☐	☐	08 - James M. Loree	☐	☐	☐	09 - James H. Scholefield	☐	☐	☐
	10 - Dmitri L. Stockton	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers	☐	☐	☐	4.	Approve Global Omnibus Employee Stock Purchase Plan.	☐	☐	☐

3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2019 fiscal year.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X
02ZRZB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.
Proxy for Annual Meeting of Shareholders

April 17, 2019

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, James M. Loree and Carlos M. Cardoso or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 17, 2019 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 - 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side